Exhibit 10.1
Execution Version

SIXTH AMENDED AND RESTATED CREDIT AGREEMENT
DATED AS OF APRIL 24, 2013,
AMONG
LINN ENERGY, LLC,
AS BORROWER,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS ADMINISTRATIVE AGENT,
ROYAL BANK OF CANADA,
AS SYNDICATION AGENT,
THE ROYAL BANK OF SCOTLAND PLC, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, CITIBANK, NA AND BARCLAYS BANK PLC,
AS DOCUMENTATION AGENTS
AND
THE LENDERS PARTY HERETO

JOINT BOOK RUNNERS AND JOINT LEAD ARRANGERS
WELLS FARGO SECURITIES, LLC    RBC CAPITAL MARKETS

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ANNEXES, EXHIBITS AND SCHEDULES

Annex I	List of Maximum Credit Amounts

Exhibit A	Form of Note
Exhibit B	Form of Compliance Certificate
Exhibit C	Security Instruments
Exhibit D	Form of Assignment and Assumption
Exhibit E	Form of Borrowing Request
Exhibit F	Form of Interest Election Request
Exhibit G	Reserve Report Certificate
Exhibit H-1	Maximum Credit Amount Increase Agreement
Exhibit H-2	Additional Lender Agreement

Schedule 7.05	Litigation
Schedule 7.14	Subsidiaries and Partnerships
Schedule 7.18	Gas Imbalances
Schedule 7.19	Marketing Contracts
Schedule 7.20	Swap Agreements

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THIS SIXTH AMENDED AND RESTATED CREDIT AGREEMENT dated as of April 24, 2013, is among Linn Energy, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware (the “Borrower”); each of the Lenders from time to time party hereto; Wells Fargo Bank, N.A. (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”); Royal Bank of Canada (in its individual capacity, “RBC”), as syndication agent for the Lenders (in such capacity, together with its successors in such capacity, the “Syndication Agent”), and The Royal Bank of Scotland plc, Credit Agricole Corporate and Investment Bank, Citibank, NA and Barclays Bank PLC, as documentation agents for the Lenders (in such capacities, together with their successors in such capacity, the “Documentation Agents”).
R E C I T A L S
A.    The Borrower, BNP Paribas, as predecessor administrative agent (the “Previous Administrative Agent”), and other financial institutions named and defined therein as lenders and agents entered into that certain Credit Agreement dated as of April 13, 2005, as amended by the First Amendment, dated May 3, 2005, the Second Amendment dated August 12, 2005, the Third Amendment dated October 27, 2005 and the Fourth Amendment dated December 19, 2005.
B.    The Borrower and the Previous Administrative Agent amended and restated such Credit Agreement and entered into, with other financial institutions named and defined therein as lenders and agents, that certain Amended and Restated Credit Agreement dated as of April 7, 2006 as amended by the First Amendment, dated May 5, 2006.
C.    The Borrower and the Previous Administrative Agent amended and restated such Amended and Restated Credit Agreement, and entered into, with other financial institutions named and defined therein as lenders and agents, that certain Second Amended and Restated Credit Agreement, dated August 1, 2006, as amended by the First Amendment, dated February 1, 2007, the Second Amendment, dated June 29, 2007 and the Third Amendment, dated July 13, 2007.
D.    The Borrower and the Previous Administrative Agent amended and restated such Second Amended and Restated Credit Agreement, and entered into, with other financial institutions named and defined therein as lenders and agents, that certain Third Amended and Restated Credit Agreement, dated August 31, 2007, as amended by the First Amendment, dated November 2, 2007, the Second Amendment, dated January 31, 2008, the Third Amendment, dated June 16, 2008 and the Fourth Amendment, dated August 20, 2008.
E.    The Borrower and the Previous Administrative Agent amended and restated such Third Amended and Restated Credit Agreement, and are parties to that certain Fourth Amended and Restated Credit Agreement, dated April 28, 2009, as amended by the First Amendment, dated May 15, 2009, the Second Amendment, dated April 6, 2010, the Third Amendment, dated June 2, 2010, the Fourth Amendment, dated October 15, 2010 and the Fifth Amendment, dated February 23, 2011.

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F.    The Borrower and the Previous Administrative Agent amended and restated such Fourth Amended and Restated Credit Agreement, and entered into that certain Fifth Amended and Restated Credit Agreement, dated May 2, 2011, as amended by that certain First Amendment dated as of February 29, 2012, the Resignation, Consent and Appointment Agreement and Amendment Agreement dated as of April 20, 2012, that certain Second Amendment dated as of May 10, 2012, that certain Third Amendment dated as of July 25, 2012, that certain Fourth Amendment dated as of September 28, 2012, and that certain Fifth Amendment dated as of February 20, 2013 and pursuant to that certain Resignation, Consent and Appointment Agreement and Amendment Agreement dated as of April 20, 2012, pursuant to which the Previous Administrative Agent resigned as administrative agent and Wells Fargo was appointed and agreed to become successor administrative agent, pursuant to which such lenders provided certain loans to and extensions of credit on behalf of the Borrower (as heretofore amended, modified or supplemented, the “Existing Credit Agreement”).
G.    The Borrower has requested, and the Lenders have agreed, to amend and restate the Existing Credit Agreement, subject to the terms and conditions of this Agreement.
H.    Now, therefore, in consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
Definitions and Accounting Matters
Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition” means the direct or indirect acquisition of all of the issued and outstanding Equity Interests of Berry by the Borrower and any Excluded Subsidiary pursuant to the Acquisition Documents.
“Acquisition Documents” means (a) that certain Agreement and Plan of Merger by and among Berry, Bacchus Holdco, Inc., Bacchus Merger Sub, Inc., the Excluded Subsidiary, Linn Acquisition Company, LLC and the Borrower, dated as of February 20, 2013, (b) that certain Contribution Agreement by and between the Excluded Subsidiary and the Borrower dated as of February 20, 2013 and (c) all bills of sale, assignments, agreements, instruments and documents executed and delivered in connection therewith, as amended.
“Acquisition Swap Agreement” has the meaning assigned such term in Section 9.16(b).
“Act” has the meaning assigned to such term in Section 12.16.

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“Additional Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Lender Agreement” has the meaning assigned to such term in Section 2.06(c)(ii)(F).

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Loans” has the meaning assigned such term in Section 5.05.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“‘Affiliate Services’ means the provision by the Borrower or any of its Subsidiaries to the Excluded Subsidiary of, and/or the procurement and payment by the Borrower or any of its Subsidiaries on behalf of the Excluded Subsidiary for, the following:

(a)    legal, accounting, tax advisory, financial advisory, engineering and other professional or advisory services;

(b)    administrative and management services;

(c)    costs, fees and expenses incurred in connection with any public offering of Equity Interests in the Excluded Subsidiary, or incurred as a result of the Excluded Subsidiary being a publicly traded Person;

(d)    cash management services, including treasury services, and the procurement of and payment for any insurance covering the Excluded Subsidiary;

(e)    payment of usual and customary costs, fees and expenses of officers and directors, and provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law;

(f)    indemnification for any costs, fees, expenses, damages or liabilities (other than liabilities for income Taxes) arising from (i) the ownership by the Excluded Subsidiary of Equity Interests in the Borrower or (ii) the Excluded Subsidiary carrying out its activities as described in the Registration Statement on Form S-1 of the Excluded Subsidiary and the Borrower filed with the SEC on June 25, 2012, including all exhibits filed therewith, and any subsequent amendments filed thereto and subsequent exhibits filed therewith prior to September 28, 2012; and
(g)    payment of all costs, fees, expenses (including reasonable legal fees) and Investments made by or in the Excluded Subsidiary in order to consummate the Acquisition.

“Agent” means the Administrative Agent, the Syndication Agents, any Documentation Agent or any combination of them as the context requires.

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“Aggregate Exposure” means, as of any Test Date, the sum of all Exposures with respect to all Acquisition Swap Agreements.
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced, increased or terminated pursuant to Section 2.06.

“Aggregate Maximum Tier I Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts of the Tier I Lenders, as the same may be reduced, increased or terminated pursuant to Section 2.06.

“‘Agreement’ means this Sixth Amended and Restated Credit Agreement, as the same may from time to time be further amended, modified, supplemented or restated.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) the LIBO Rate for a three-month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%, provided that, in the context of this definition of Alternate Base Rate and for the avoidance of doubt, the LIBO Rate for any day shall be based on the rate as quoted at approximately 11:00 a.m. London time on such day to the Administrative Agent’s London office for dollar deposits of $5,000,000 having a three-month maturity. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate, respectively.
“Applicable Margin” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Percentage	Eurodollar Loans	ABR Loans	Commitment Fee Rate
Less than or equal to 30%	1.500%	0.500%	0.375%
Greater than 30% and less than or equal to 60%	1.750%	0.750%	0.375%
Greater than 60% and less than or equal to 75%	2.000%	1.000%	0.500%
Greater than 75% and less than or equal to 90%	2.250%	1.250%	0.500%

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Greater than 90%	2.500%	1.500%	0.500%
Each change in the Applicable Margin or the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change, provided, however, that if at any time the Borrower fails to deliver a Reserve Report pursuant to Section 8.11(a), then until such time as a Reserve Report is delivered the “Applicable Margin” and “Commitment Fee Rate” means the rate per annum set forth on the grid when the Borrowing Base Utilization Percentage is at its highest level.
“Applicable Percentage” means, with respect to any Lender at any time, the percentage of the Aggregate Maximum Credit Amounts represented by such Lender’s Maximum Credit Amount at such time; provided that, at any time a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the Aggregate Maximum Credit Amounts (disregarding any Defaulting Lenders’ Maximum Credit Amounts at such time, but subject to Section 4.04(c)(iii)(A)) represented by such Lender’s Maximum Credit Amount at such time. The Applicable Percentages of the Lenders as of the Effective Date are set forth on Annex I.
“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender and (b) any other Person whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher at the time such Person enters into a Swap Agreement with the Borrower or any of its Subsidiaries.
“Approved Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Arrangers” means Wells Fargo Securities, LLC and RBC Capital Markets, in their capacities as joint lead arrangers and joint book runners hereunder.
“Assignee” means the Person identified as such in an Assignment and Assumption.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.
“Available Cash” means, with respect to any fiscal quarter ending prior to the Termination Date:
(a)    the sum of (i) all cash and cash equivalents of the Borrower and each Subsidiary on hand at the end of such fiscal quarter; and (ii) all additional cash and cash equivalents of the Borrower and each Subsidiary on hand on the date of determination of Available Cash for such

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fiscal quarter resulting from working capital borrowings made subsequent to the end of such fiscal quarter, less
(b)    the amount of any cash reserves established by the board of directors of the Borrower to (i) provide for the proper conduct of the business of the Borrower and each Subsidiary (including reserves for future capital expenditures including drilling and acquisitions and for anticipated future credit needs of the Borrower and each Subsidiary), (ii) comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Borrower or any Subsidiary is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions with respect to any one or more of the next four fiscal quarters;
provided that disbursements made by the Borrower or any Subsidiary or cash reserves established, increased or reduced after the end of such fiscal quarter but on or before the date of determination of Available Cash with respect to such fiscal quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such fiscal quarter if the board of directors so determines.
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Bank Price Deck” means the Administrative Agent’s forward curve for oil, natural gas and other Hydrocarbons as of the most recent Proposed Borrowing Base Notice.
“Berry” means Berry Petroleum Company, a Delaware corporation (which shall be converted to a limited liability company on or prior to the date of the Acquisition).
“Berry Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to retire for value, in whole or in part the Berry Senior Debt; provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the then outstanding principal amount of the Berry Senior Debt and (ii) an amount necessary to pay any fees, expenses, accrued but unpaid interest and premiums related to such exchange or refinancing plus any original issue discount associated with such new Debt; (b) such new Debt has a stated maturity no earlier than the day 365 days after the Maturity Date; and (c) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Berry Senior Debt or is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent.
“Berry Revolver” means the senior secured revolving credit facility and all other documents of Berry entered into in accordance with that certain Credit Agreement dated as of November 15, 2010 among Berry, Wells Fargo Bank, N.A., as administrative agent and the other agents and lenders thereunder.
“Berry Senior Debt” means Berry’s (a) $450,000,000 10-1/4% Senior Notes due 2014, (b) $300,000,000 6-3/4% Senior Notes due 2020, and (c) $600,000,000 6-3/8 Senior Notes due 2022.

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“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.12(c) or Section 9.11(d).
“Borrowing Base Deficiency” occurs if at any time the total Revolving Credit Exposures exceeds the Borrowing Base then in effect.
“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the sum of the Revolving Credit Exposures of the Lenders on such day, and the denominator of which is the lesser of (a) the Aggregate Maximum Credit Amount in effect on such day or (b) the Borrowing Base in effect on such day.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 in substantially the form of Exhibit E.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Houston, Texas are authorized or required by law to remain closed; and if such day relates to a Borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such Borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank market.
“Capital Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP (as GAAP was in effect on December 31, 2010), recorded as capital leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder.
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Borrower or any of its Restricted Subsidiaries.
“Change in Control” means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Excluded Subsidiary, of Equity Interests representing more than forty percent (40.0%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated, (c) any “change in control” (or other similar event, howsoever designated) shall occur under (and not be waived in accordance with) any of the Senior Notes or (d) the

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acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or “group” (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), other than the Borrower or any Guarantor, of Equity Interests representing more than forty percent (40.0%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Excluded Subsidiary.
“Change in Law” means the occurrence, (a) after the date of this Agreement, of any of the following: (i) the adoption of any law, rule or regulation by any Governmental Authority, (ii) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, (iii) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(a)(i), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement and (b) regardless of the date enacted, any of the following: (i) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States Regulatory Authorities, in each case pursuant to Basel III or (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith.
“Clean Down Period” has the meaning assigned such term in Section 8.17.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Collateral Coverage Ratio” means the ratio of (a) the PV-10 of Proved Reserves of the Mortgaged Properties, as evaluated in the Reserve Report most recently delivered pursuant to Section 8.11(a) to (b) the lesser of (i) the Borrowing Base then in effect (or if a Borrowing Base Deficiency shall then exist, the outstanding principal amount of all Loans and LC Exposure outstanding at such time) and (ii) the Aggregate Maximum Credit Amounts.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b). The amount representing each Lender’s Commitment shall at any time be the lesser of such Lender’s Maximum Credit Amount and such Lender’s Applicable Percentage of the then effective Borrowing Base.
“Commitment Fee Rate” has the meaning assigned such term in the definition of Applicable Margin.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Consolidated Net Income” means with respect to the Borrower and the Consolidated Restricted Subsidiaries, for any period, the aggregate of the net income (or loss) of the Borrower

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and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following (without duplication): (a) the net income of any Person in which the Borrower or a Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Borrower and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Borrower or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) any extraordinary gains or losses during such period; (d) non-cash gains, losses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives; (e) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; and (f) non-cash share-based payments under FASB Statement No. 123R; and provided further that if the Borrower or any Consolidated Restricted Subsidiary shall acquire or dispose of any Property during such period or a Subsidiary shall be redesignated as either an Unrestricted Subsidiary or a Restricted Subsidiary, then Consolidated Net Income shall be calculated after giving pro forma effect to such acquisition, disposition or redesignation, as if such acquisition, disposition or redesignation had occurred on the first day of such period.
“Consolidated Restricted Subsidiary” means any Restricted Subsidiary that is a Consolidated Subsidiary.
“Consolidated Subsidiary” means each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which are (or should be) consolidated with the financial statements of the Borrower in accordance with GAAP.
“Consolidated Unrestricted Subsidiary” means any Unrestricted Subsidiary that is a Consolidated Subsidiary.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. For the purposes of this definition, and without limiting the generality of the foregoing, any Person that owns directly or indirectly 15% or more of the Equity Interests having ordinary voting power for the election of the directors or other governing body of a Person will be deemed to “control” such other Person. “Controlling” and “Controlled” have meanings correlative thereto.
“Debt” means, for any Person, the sum of the following (without duplication): (a) all obligations of such Person for borrowed money or evidenced by bonds, bankers’ acceptances, debentures, notes or other similar instruments; (b) all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments; (c) all accounts payable, accrued expenses, liabilities or other obligations of such

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Person, in each such case to pay the deferred purchase price of Property or services (other than (i) accrued pension costs and other employee benefit and compensation obligations arising in the ordinary course of business and (ii) accounts payable incurred in the ordinary course of business which are either (A) not overdue by more than 60 days or (B) being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP); (d) all obligations under Capital Leases; (e) all obligations under Synthetic Leases; (f) all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person, provided that the amount of Debt for purposes of this clause (f) shall be an amount equal to the lesser of the unpaid amount of such Debt and the fair market value of the encumbered Property; (g) all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or with respect to which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss; (h) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt of others; (i) obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments, other than gas balancing arrangements in the ordinary course of business (but only to the extent of such advance payments); (j) obligations under “take or pay” or similar agreements (other than obligations under firm transportation or drilling contracts); (k) any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability; (l) Disqualified Capital Stock of such Person; and (m) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit within three (3) Business Days of the date required to be funded by it hereunder, unless with respect to the Loans, the non-funding thereof is the subject of a good faith dispute, (b) notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, unless the reason such Lender is not complying with such obligations is due to a good faith dispute with regard to such obligations, (c) failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when

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due, unless such failure to pay is the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or, other than by way of an Undisclosed Administration, has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or parent company thereof by a Governmental Authority or agency thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United Sates or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or agency thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one year after the earlier of (a) the Maturity Date and (b) the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated.
“Distribution Borrowing” means that portion of any Borrowing the proceeds of which are used to make any Restricted Payment constituting a distribution to members of the Borrower made in accordance with Section 9.04(a)(iii).
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia.
“EBITDA” means, for any period, (a) Consolidated Net Income for such period plus (b) the following expenses or charges to the extent deducted from Consolidated Net Income in such period: Interest Expense, income or franchise taxes, depreciation, depletion, amortization and other similar charges, minus (c) all noncash income added to Consolidated Net Income.
“EDGAR” means the Electronic Data Gathering Analysis and Retrieval system operated by the SEC.
“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).

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“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health and safety (to the extent relating to exposure to Hazardous Materials), the environment or the preservation or reclamation of natural resources, in effect in any and all jurisdictions in which the Borrower or any Restricted Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and Hazardous Materials Transportation Act, as amended. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” (or “threatened release”) have the meanings specified in CERCLA, the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA and the term “oil and gas waste” shall mean those waste that are excluded from the definition of “hazardous waste” pursuant to 40 C.F.R. Section 261.4(b)(5) (“Section 261.4(b)(5)”); provided, however, that (a) in the event either OPA, CERCLA, RCRA or Section 261.4(b)(5) is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state or other jurisdiction in which any Property of the Borrower or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste,” “disposal” or “oil and gas waste” which is broader than that specified in either OPA, CERCLA, RCRA or Section 261.4(b)(5), such broader meaning shall apply.
“Environmental Permit” means any permit, registration, license, approval, consent, exemption, variance, or other authorization of a Governmental Authority required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Borrower or any of its Subsidiaries would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“ERISA Event” means (a) a reportable event described in section 4043 of ERISA and the regulations issued thereunder, (b) the withdrawal of the Borrower or any of its Subsidiaries or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (d) the

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institution of proceedings to terminate a Plan by the PBGC, (e) receipt by the Borrower or any of its Subsidiaries or any ERISA Affiliate of a notice of withdrawal liability pursuant to section 4202 of ERISA with respect to any Multiemployer Plan, (f) the failure of a Plan to meet the minimum funding standards under section 412 of the Code or section 302(c) of ERISA (determined without regard to section 412(c) of the Code or section 303(c) of ERISA), (g) the failure of a Plan to satisfy the requirements of section 401(a)(29) of the Code, section 436 of the Code or section 206(g) of ERISA or (h) any other event or condition which might constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.
“Event of Default” has the meaning assigned such term in Section 10.01.
“Excepted Liens” means: (a) Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (b) Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (c) statutory landlord’s liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties each of which is in respect of obligations that are not more than 60 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (d) contractual Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not more than 60 days delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any of its Restricted Subsidiaries or materially impair the value of material Property subject thereto; (e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and

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no such deposit account is intended by the Borrower or any of its Restricted Subsidiaries to provide collateral to the depository institution; (f) easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any Property of the Borrower or any of its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like purposes, or for the joint or common use of real estate, zoning restrictions, rights of way, facilities and equipment, that do not secure any monetary obligations and which in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Borrower or any of its Restricted Subsidiaries or materially impair the value of any material Property subject thereto; (g) Liens on cash or securities pledged to secure performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business; (h) judgment and attachment Liens on any Property, including Oil and Gas Property, not giving rise to an Event of Default; (i) Liens pursuant to merger agreements, stock purchase agreements, asset sale agreements and similar agreements (1) limiting the transfer of properties and assets pending consummation of the subject transaction or (2) in respect of earnest money deposits, good faith deposits, purchase price adjustment escrows and similar deposits and escrow arrangements made or established thereunder and (j) Liens arising from precautionary Uniform Commercial Code financing statement filings entered into by the Borrower and the Restricted Subsidiaries covering Property under true leases entered into in the ordinary course of business; provided, further no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens.
“Excluded Subsidiary” means LinnCo, LLC, a Delaware limited liability company, and any of its Subsidiaries.

“Excluded Swap Obligation” means, with respect to the Borrower or any Guarantor, (a) as it relates to all or a portion of any guarantee of the Borrower or such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any guarantee in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Borrower’s or such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of the Borrower or such Guarantor becomes effective with respect to such Swap Obligation or (b) as it relates to all or a portion of the grant by the Borrower or such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Borrower’s or such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the security interest of the Borrower or such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

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“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located, (c) in the case of a Foreign Lender any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), unless such Foreign Lender (or its assignor, if any) was entitled at the time of designation of a new lending office (or assignment) to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), (d) any resulting withholding Tax from a Lender’s failure to comply with Section 5.03(e) and (e) any Taxes imposed on any “withholdable payment” payable to such recipient as a result of the failure of such recipient to satisfy the applicable requirements set forth in FATCA.
“Exemption Period” means any period during which the notional amounts of Swap Agreements in respect of interest rates (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) exceed 100% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate as a result of the Borrower’s repayment of Loans with the proceeds of any sale or issuance of Equity Interests or the proceeds of any Debt permitted to be incurred under this Agreement; provided, that such period occurs between (a) the date on which the Borrower or a Subsidiary signs a definitive acquisition agreement for any acquisition of Property or Equity Interests of any Person not prohibited by this Agreement and (b) the earliest of (i) the date such acquisition is consummated, (ii) the date such acquisition is terminated and (iii) 90 days after such definitive acquisition agreement was executed (or such longer period as to which the Administrative Agent may agree).
“Existing Credit Agreement” has the meaning assigned to such term in Recital E.
“Existing Senior Notes” means, collectively, (a) the $255,927,000 9-7/8% Senior Notes due 2018, (b) the $250,000,000 11-3/4% Senior Notes due 2017, (c) the $1,300,000,000 8-5/8% Senior Notes due 2020, (d) the $1,000,000,000 7-3/4% Senior Notes due 2021, (e) the $750,000,000 6-1/2% Senior Notes due 2019 and (f) the $1,800,000,000 6-1/4% Senior Notes due 2019.
“Exposure” means, with respect to any Acquisition Swap Agreement as of any Test Date, the amount (expressed as a positive) that would be owed by the Borrower or its Subsidiaries to the applicable counterparty or the amount (expressed as a negative) that would be owed to the Borrower or its Subsidiaries by the applicable counterparty, in each case under such Acquisition Swap Agreement on the immediately preceding Test Date, assuming that a settlement date under such Acquisition Swap Agreement had occurred on such immediately preceding Test Date.
“Facility Amount” means $4,000,000,000.

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“FATCA” means sections 1471 through 1474 of the Code, as of the date of this Agreement, and any amendment or successor provisions that are substantively identical and which do not impose criteria that are materially more onerous than those contained in such sections, and any regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Financial Officer” means, for any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person. Unless otherwise specified, all references to a Financial Officer herein means a Financial Officer of the Borrower.
“Financial Statements” means the financial statement or statements of the Borrower and its Consolidated Restricted Subsidiaries referred to in Section 7.04(a).
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“Funded Debt” means any Debt of the type described in clause (a), (e), (i) or (m) of the definition thereof other than Loans.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government over the Borrower or any of its Subsidiaries, any of their Properties, any Agent, any Issuing Bank or any Lender.
“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

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“Guarantors” means the Subsidiaries of the Borrower listed on Part I of Schedule 7.14 and each other Material Domestic Subsidiary or other Domestic Subsidiary that guarantees the Indebtedness pursuant to Section 8.13(b).
“Guaranty Agreement” means the Guaranty and Pledge Agreement executed by the Guarantors on the date hereof unconditionally guarantying on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including, without limitation: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (b) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, asbestos containing materials, polychlorinated biphenyls, or radon.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Increasing Lender” has the meaning assigned to such term in Section 2.06(c)(ii)(G).

“Indebtedness” means, without duplication, any and all amounts owing or to be owing by the Borrower or any Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to the Administrative Agent, any Issuing Bank or any Lender under any Loan Document; and all renewals, extensions and/or rearrangements of any of the above and (b) to any Secured Hedge Provider under any Secured Swap Agreement; provided that, Excluded Swap Obligations shall not be Indebtedness of the Borrower or any Guarantor that is not a Qualified ECP Guarantor.
“Indemnified Taxes” means Taxes other than Excluded Taxes.
“Indemnitee” has the meaning assigned such term in Section 12.03(b).

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“Information” has the meaning assigned such term in Section 12.11.
“Initial Reserve Report” means that certain Reserve Report by DeGolyer and MacNaughton with respect to Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, as of December 31, 2012.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04 in substantially the form of Exhibit F.
“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Restricted Subsidiaries for such period, including (a) to the extent included in interest expense under GAAP, unless otherwise provided in (iii) below: (i) amortization of debt discount, (ii) capitalized interest and (iii) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP and (b) cash dividend payments by the Borrower in respect of any Disqualified Capital Stock; but excluding non-cash gains, losses or adjustments under FASB Statement No. 133 as a result of changes in the fair market value of derivatives.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Redetermination” has the meaning assigned such term in Section 2.07(b).
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests of any other Person; (b) the making of any advance, loan or capital contribution to, assumption of Debt of, purchase or other acquisition of any other Debt or equity participation or interest in, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding ninety (90) days representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business); or (c) the entering into of any guarantee of, or other contingent obligation (including the deposit of any Equity Interests to be sold) with respect to, Debt of any other Person, provided that, the amount of the Investment represented by such guarantee or contingent

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obligation shall be the lesser of the amount of the Debt that is the subject of such guarantee or contingent obligation and the maximum stated amount of such guarantee or contingent obligation.
“Issuing Bank” means each of Wells Fargo and any other Lender agreeing to act as an Issuing Bank, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.08(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“LC Commitment” at any time means Fifty Million Dollars ($50,000,000).
“LC Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit issued by such Issuing Bank.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lenders” means the Persons listed on Annex I, and any Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with any Issuing Bank relating to any Letter of Credit issued by such Issuing Bank.
“LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the greater of (i) 0.0% and (ii) the rate appearing on Reuters Screen LIBOR01 Page as of 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate does not appear on such page (or otherwise on such screen), the “LIBO Rate” shall be determined by reference to such other comparable publicly available service for displaying Eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank Eurodollar market where its Eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law,

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statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations. For the purposes of this Agreement, the Borrower and its Restricted Subsidiaries shall be deemed to be the owner of any Property which they have acquired or hold subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Loan Documents” means this Agreement, the Notes, the Letter of Credit Agreements, the Letters of Credit and the Security Instruments.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Majority Lenders” means, at any time while no Loans or LC Exposure are outstanding, Lenders having more than fifty percent (50.0%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure are outstanding, Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amount and the outstanding principal amount of the Loans of, and the participation interests in Letters of Credit held by, each Defaulting Lender (if any) shall be excluded from the determination of Majority Lenders to the extent set forth in Section 4.04(c)(ii).
“Majority Tier I Lenders” means, at any time while no Loans or LC Exposure are outstanding, Tier I Lenders having more than fifty percent (50.0%) of the Aggregate Maximum Tier I Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Tier I Lenders holding more than fifty percent (50.0%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Tier I Lender of a participation in any Loan under Section 12.04(c)) held by the Tier I Lenders; provided that the Maximum Credit Amount and the outstanding principal amount of the Loans of, and the participation interests in Letters of Credit held by, each Defaulting Lender (if any) shall be excluded from the determination of Majority Tier I Lenders to the extent set forth in Section 4.04(c)(ii).
“Managers” means the members of the board of managers or board of directors (however designated from time to time) of the Borrower as constituted from time to time.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or financial condition of the Borrower and the Guarantors taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of the Administrative Agent, any Issuing Bank or any Lender under the Loan Documents.

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“Material Domestic Subsidiary” means, as of any date, any Domestic Subsidiary that (a) is a Wholly-Owned Subsidiary and (b) together with its Subsidiaries, owns Property having a fair market value of $50,000,000 or more, but excluding (i) the value of the Equity Interests such Domestic Subsidiary owns in any other Domestic Subsidiaries and (ii) intercompany debt owed to such Domestic Subsidiary from any other Domestic Subsidiary or the Borrower.
“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and the Guarantors in an aggregate principal amount exceeding $50,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any of the Guarantors in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Guarantor would be required to pay if such Swap Agreement were terminated at such time.
“Maturity Date” means April 6, 2018.
“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I (as such Annex I may be amended from time to time in connection with any modification to any Maximum Credit Amount or Aggregate Maximum Credit Amounts pursuant to this Agreement) under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) increased from time to time in connection with an increase of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(c) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Maximum Credit Amount Increase Agreement” has the meaning assigned to such term in Section 2.06(c)(ii)(E).”

“Minimum Availability Amount” means an amount equal to the greater of (a) $200,000,000 and (b) if the Aggregate Exposure is a positive number as of the most recent Test Date, 200% of such Aggregate Exposure.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens created under the terms of the Security Instruments.
“Multiemployer Plan” means a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA to which any Borrower or any Subsidiary or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within the six calendar years preceding the date hereof, made or accrued an obligation to make contributions.
“Net Cash Proceeds” means in connection with any issuance of any Funded Debt, the cash proceeds received from such issuance net of attorneys’ fees, investment banking fees,

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accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.
“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Recourse Debt” means any Debt of any Unrestricted Subsidiary, in each case in respect of which: (a) the holder or holders thereof (i) shall have recourse only to, and shall have the right to require the obligations of such Unrestricted Subsidiary to be performed, satisfied, and paid only out of, the Property of such Unrestricted Subsidiary and/or one or more of its Subsidiaries (but only to the extent that such Subsidiaries are Unrestricted Subsidiaries) and/or any other Person (other than Borrower and/or any Restricted Subsidiary) and (ii) shall have no direct or indirect recourse (including by way of guaranty, support or indemnity) to the Borrower or any Restricted Subsidiary or to any of the Property of Borrower or any Restricted Subsidiary, whether for principal, interest, fees, expenses or otherwise; and (b) the terms and conditions relating to the non-recourse nature of such Debt are in form and substance reasonably acceptable to the Administrative Agent.
“Notes” means the promissory notes of the Borrower described in Section 2.02(e) and being substantially in the form of Exhibit A, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings,

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machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.
“Participant” has the meaning set forth in Section 12.04(c)(i).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Participant Register” has the meaning set forth in Section 12.04(c)(i).
“Permitted Refinancing Debt” means Debt (for purposes of this definition, “new Debt”) incurred in exchange for, or proceeds of which are used to extend, renew, replace, defease, discharge, refund, refinance, or otherwise retire for value, in whole or in part, any other Debt or any Permitted Refinancing Debt theretofore incurred (for purposes of this definition, as applicable, the “Refinanced Debt”); provided that (a) such new Debt is in an aggregate principal amount not in excess of the sum of (i) the original principal amount of the Refinanced Debt and (ii) an amount necessary to pay any fees, expenses, accrued but unpaid interest and premiums related to such exchange or refinancing; (b) such new Debt has a stated maturity no earlier than the day 365 days after the Maturity Date; and (c) such new Debt (and any guarantees thereof) is subordinated in right of payment to the Indebtedness (or, if applicable, the Guaranty Agreement) to at least the same extent as the Refinanced Debt or is otherwise subordinated on terms reasonably satisfactory to the Administrative Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA or section 412 of the Code and (a) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any of its Subsidiaries or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Borrower, any of its Subsidiaries or an ERISA Affiliate.
“Previous Administrative Agent” has the meaning set forth in Recital A.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by Wells Fargo Bank, National Association as its prime rate in effect at its principal office in Charlotte, North Carolina; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by Wells Fargo Bank, National Association as a general reference rate of interest, taking into account such factors as Wells Fargo Bank, National Association may deem appropriate; it being understood that many of the commercial or other loans of Wells Fargo Bank, National Association are priced

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in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Wells Fargo Bank, National Association may make various commercial or other loans at rates of interest having no relationship to such rate.
“Projected Electricity Production” means the projected production (as reasonably determined by the Borrower or a Restricted Subsidiary) of electricity (measured by volume unit or megawatt per hour equivalent, not sales price) for the term of the Swap Agreement for such, or particular month, as applicable, from generating facilities owned by the Borrower or any Restricted Subsidiary which are located in the United States.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
“Proved Developed Producing Properties” means Oil and Gas Properties which are categorized as “Proved Reserves” that are both “Developed” and “Producing”, as such terms are defined in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“Proved Reserves” has the meaning assigned to such term in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.
“PV-10” means, as of any date of determination, the present value of future cash flows from Proved Reserves included in the Oil and Gas Properties, as set forth in the most recent Reserve Report delivered pursuant to Section 8.11(a), utilizing a 10% discount rate and based upon the economic assumptions consistent with the Administrative Agent’s lending practices at the time of determination.
“Qualified ECP Guarantor” means, in respect of any Secured Swap Agreement, the Borrower and each Guarantor that has total assets exceeding $10,000,000 at the time such Secured Swap Agreement is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulation promulgated thereunder.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment or defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of any such Debt. “Redeem” has the correlative meaning thereto.
“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).

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“Register” has the meaning assigned such term in Section 12.04(b)(ii).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing.
“Remedial Work” has the meaning assigned such term in Section 8.09(a).
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of each December 31st or June 30th (or such other date in the event of an Interim Redetermination) the oil and gas reserves attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the economic assumptions consistent with the Administrative Agent’s lending requirements at the time.
“Reserve Report Certificate” has the meaning assigned to such term in Section 8.11(c).
“Responsible Officer” means, as to any Person, the chief executive officer, the president, any Financial Officer or any vice president of such Person. Unless otherwise specified, all references to a Responsible Officer herein means a Responsible Officer of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Borrower or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any of its Restricted Subsidiaries or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any of its Restricted Subsidiaries.
“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Revolving Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.
“Sale” has the meaning assigned to such term in Section 9.11.
“Scheduled Redetermination” has the meaning assigned such term in Section 2.07(b).
“Scheduled Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).

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“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Secured Hedge Provider” means any Person that is party to a Swap Agreement with the Borrower or any of its Restricted Subsidiaries, so long as either (a) such Person was a Lender or an Affiliate of a Lender at the time such Person entered into such Swap Agreement or (b) such Swap Agreement was in effect on the Effective Date and such Person was a Lender or an Affiliate of a Lender on the Effective Date.
“Secured Swap Agreement” means any Swap Agreement by and between the Borrower or any of its Restricted Subsidiaries and any Secured Hedge Provider.
“Security Instruments” means the Guaranty Agreement, if any, mortgages, deeds of trust and other agreements, instruments or certificates described or referred to in Exhibit C, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower or any Guarantor (other than Swap Agreements with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of the Indebtedness, the Notes, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, modified, supplemented or restated from time to time.
“Senior Notes” means the Existing Senior Notes and any Permitted Refinancing Debt in respect thereof.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.
“Subsidiary” of a Person means (a) a corporation, partnership, joint venture, limited liability company or other business entity of which Equity Interests representing more than 50% of the ordinary voting power to elect a majority of the board of directors, managers or other governing body (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) are at the time owned or controlled by such Person or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, and (b) any partnership of which such Person or any of its Subsidiaries is a general partner. Unless otherwise indicated herein, each reference to the term “Subsidiary” means a Subsidiary of the Borrower.

“Super-Majority Lenders” means, at any time while no Loans or LC Exposure is outstanding, Lenders having at least sixty-six and two-thirds percent (66-⅔%) of the Aggregate Maximum Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Lenders holding at least sixty-six and two-thirds percent (66-⅔%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Maximum Credit Amount and the outstanding principal amount of the Loans of, and the participation interests in Letters of Credit held by, each Defaulting Lender (if any) shall be

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excluded from the determination of Super-Majority Lenders to the extent set forth in Section 4.04(c)(ii).
“Super-Majority Tier I Lenders” means, at any time while no Loans or LC Exposure is outstanding, Tier I Lenders having at least sixty-six and two-thirds percent (66-⅔%) of the Aggregate Maximum Tier I Credit Amounts; and at any time while any Loans or LC Exposure is outstanding, Tier I Lenders holding at least sixty-six and two-thirds percent (66-⅔%) of the outstanding aggregate principal amount of the Loans and participation interests in Letters of Credit (without regard to any sale by a Tier I Lender of a participation in any Tier I Loan under Section 12.04(c)) held by the Tier I Lenders; provided that the Maximum Credit Amount and the outstanding principal amount of the Loans of, and the participation interests in Letters of Credit held by, each Defaulting Lender (if any) shall be excluded from the determination of Super-Majority Tier I Lenders to the extent set forth in Section 4.04(c)(ii).
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, emissions reduction, carbon sequestration or other environmental protection credits, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a Swap Agreement.

“Swap Obligations” means, with respect to the Borrower or any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap PV” means, with respect to any Swap Agreement, the present value, discounted at 9% per annum, of the future receipts expected to be paid to the Borrower under such Swap Agreement netted against the Bank Price Deck in effect as of the most recent Proposed Borrowing Base Notice, provided however, that the “Swap PV” shall never be less than $0.00.
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, 80% of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Target Oil and Gas Properties” has the meaning assigned such term in Section 9.16(b).
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

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“Termination Date” means the earlier of the Maturity Date and the date of termination of the Commitments.
“Termination Event Date” means, with respect to any Acquisition Swap Agreement entered into in connection with a potential acquisition of Target Oil and Gas Properties (a) the date on which the obligation of the Borrower or one or more of its Subsidiaries to consummate the acquisition of such Target Oil and Gas Properties expires or terminates pursuant to the applicable purchase and sale agreement, (b) the date (which shall not be prior to the expiration of the 120 day period stated in Section 9.16(e)) on which Administrative Agent gives written notice to the Borrower that it has determined in good faith that the acquisition of such Target Oil and Gas Properties will not occur or (c) the date on which the purchase and sale agreement related to such Target Oil and Gas Properties is terminated.
“Test Date” means the first Business Day of each calendar week; provided, however, that if on the first Business Day of any calendar week the Aggregate Exposure shall exceed $100,000,000, then, for the period commencing on such Test Date to and including the first Business Day of the next succeeding calendar week thereafter on which the Aggregate Exposure shall be less than or equal to $100,000,000, the Aggregate Exposure shall be calculated at the end of each Business Day assuming that a settlement date had occurred on the immediately preceding Business Day.
“Tier I Lender” means each Lender with a Maximum Credit Amount equal to or greater than $25,000,000.

“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, and the grant of Liens by the Borrower on Mortgaged Properties and other Properties pursuant to the Security Instruments and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of the security interests and provision of collateral under the Security Instruments, and the grant of Liens by such Guarantor on Mortgaged Properties and other Properties pursuant to the Security Instruments.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Alternate Base Rate or the LIBO Rate.
“Undisclosed Administration” means, in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not publicly disclosed.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 7.14 from time to time or which the Borrower has designated in writing to the

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Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.18, until such time as the Borrower redesignates such Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Agreement.
“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Borrower and one or more of the Wholly-Owned Subsidiaries.
Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Eurodollar Loan” or a “Eurodollar Borrowing”).
Section 1.04    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, for purposes of

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calculations made pursuant to the terms of this Agreement or any other Loan Document, GAAP will be deemed to treat leases that would have been classified as operating leases in accordance with generally accepted accounting principles in the United States of America as in effect on December 31, 2010 in a manner consistent with the treatment of such leases under generally accepted accounting principles in the United States of America as in effect on December 31, 2010, notwithstanding any modifications or interpretive changes thereto that may occur thereafter.
ARTICLE II
The Credits
Section 2.01    Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans in Dollars to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Loans.
Section 2.02    Loans and Borrowings.
(a)    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Types of Loans. Subject to Section 3.03, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    Minimum Amounts; Limitation on Number of Borrowings. At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $1,000,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of twelve (12) Eurodollar Borrowings outstanding. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

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(d)    Notes. Upon the request of a Lender, the Loans made by such Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A, dated (i) as of the date of this Agreement in the case of any Lender party hereto as of the date of this Agreement, (ii) as of the effective date of the Assignment and Assumption in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption and (iii) as of the effective date of the Additional Lender Agreement in the case of any Additional Lender Agreement, in each case payable to such Lender in a principle amount equal to its Maximum Credit Amount as in effect on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall, upon the request of such Lender, deliver or cause to be delivered on the effective date of such increase or decrease, a new Note payable to such Lender in a principle amount equal to its Maximum Credit Amount after giving effect to such increase or decrease, and otherwise duly completed, and such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principle thereof, shall be recorded by such Lender on a schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
(e)    Notes. Loans and Borrowings under the Existing Credit Agreement. On the Effective Date (or as soon as practicable with respect to (iii)):
(i)    the Borrower shall pay all accrued and unpaid commitment fees, break funding fees under Section 5.02 and all other fees that are outstanding under the Existing Credit Agreement for the account of each “Lender” under the Existing Credit Agreement;
(ii)    each “ABR Loan” and “Eurodollar Loan” outstanding under the Existing Credit Agreement shall be deemed to be amended and restated with the proceeds of a new ABR Loan or Eurodollar Loan, as applicable, and continued as existing Loans under this Agreement and not as a novation;
(iii)    the Administrative Agent shall use reasonable efforts to cause each “Lender” under the Existing Credit Agreement to deliver to the Borrower as soon as practicable after the Effective Date the Note issued by the Borrower to it under the Existing Credit Agreement, marked “canceled” or otherwise similarly defaced;
(iv)    any letters of credit outstanding under the Existing Credit Agreement shall be deemed issued under this Agreement; and
(v)    the Existing Credit Agreement and the commitments thereunder shall be superseded by this Agreement and such commitments shall terminate.
It is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the

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Existing Credit Agreement and re-evidence the obligations of the Borrower outstanding thereunder.
Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Houston time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Houston time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(v)    the amount of the then effective Borrowing Base, the current total Revolving Credit Exposures (without regard to the requested Borrowing) and the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing); and
(vi)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Eurodollar Loan having an Interest Period of one month. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation that the amount of the requested Borrowing shall not cause the total Revolving Credit Exposures to exceed the total Commitments (i.e., the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base).
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04    Interest Elections.
(a)    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing,

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shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the Borrower.
(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and (iv) shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default and Borrowing Base Deficiencies on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurodollar Loan having an Interest Period of one-month. Notwithstanding any contrary provision hereof, (i) if an Event

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of Default has occurred and is continuing: (A) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective) and (B) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (ii) if a Borrowing Base Deficiency exists: (A) outstanding Borrowings may not be converted or continued as Eurodollar Borrowings unless, after giving effect thereto and to the conversion or continuation of Borrowings to ABR Borrowings, there are ABR Borrowings in an amount no less than the amount of such Borrowing Base Deficiency and (B) unless sooner repaid, any Eurodollar Borrowing in excess of the Borrowing Base shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.05    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Houston time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank that made such LC Disbursement. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.

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Section 2.06    Termination, Reduction and Increase of Aggregate Maximum Credit Amounts.
(a)    Scheduled Termination of Commitments. Unless previously terminated, the Commitments shall terminate on the Maturity Date. If at any time the Aggregate Maximum Credit Amounts or the Borrowing Base is terminated or reduced to zero, then the Commitments shall terminate on the effective date of such termination or reduction.
(b)    Optional Termination and Reduction of Aggregate Credit Amounts.
(i)    The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts; provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the total Commitments.
(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of reduction or termination of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other securities offerings, in which case such notice may be revoked by the Borrower if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Lenders in accordance with each Lender’s Applicable Percentage.
(c)    Optional Increase in Aggregate Maximum Credit Amounts.
(i)    Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Maximum Credit Amounts then in effect without the prior consent of the Administrative Agent, any other Lender or any Issuing Bank (but with the consent of the Administrative Agent with respect to any Additional Lender than is not an Affiliate of a Lender) by increasing the Maximum Credit Amount of a Lender or by causing a Person that at such time is not a Lender to become a Lender (an “Additional Lender”).
(ii)    Any increase in the Aggregate Maximum Credit Amounts shall be subject to the following additional conditions:
(A)    such increase shall not be less than $50,000,000 (and increments of $10,000,000 above the minimum) unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate

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Maximum Credit Amounts would exceed the lesser of (i) the Facility Amount and (ii) the then effective Borrowing Base;
(B)    no Default shall have occurred and be continuing at increase without the written consent of such Lender;
(C)    no Lender’s Maximum Credit Amount may be increased without the written consent of such Lender;
(D)    the Borrower shall represent and warrant that as of the date thereof, immediately after giving effect to the applicable Maximum Credit Amount Increase Agreement or Additional Lender Agreement, all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all materials respects (except those which have a materiality qualifier, which shall be true and correct as so qualified), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date;
(E)    an opinion of counsel to the Borrower, in form and substance reasonable acceptable to the Administrative Agent, as to such customary matters regarding the Maximum Credit Amount Increase Agreement or Additional Lender Agreement, as the Administrative Agent may reasonable request;
(F)    (i) the commitments under such increase shall be deemed for all purposes part of the Commitments, (ii) each Lender (including any Additional Lender) participating in such increase shall become a Lender with respect to the Commitments and all matters relating thereto and (iii) the commitments under Maximum Credit Amount Increase Agreement and Additional Lender Agreement shall have the same terms as the Commitments (including terms relating to pricing and tenor);
(G)    if the Borrower elects to increase the Aggregate Maximum Credit Amounts by increasing the Maximum Credit Amount of a Lender (such Lender, an “Increasing Lender”), the Borrower and such Increasing Lender shall execute and deliver to the Administrative Agent and agreement substantially in the form of Exhibit H-1 (a “Maximum Credit Amount Increase Agreement) and the Borrower shall deliver a new or replacement Note to such Increasing Lender to the extent required by Section 2.02(d); and
(H)    if the Borrower elects to increase the Aggregate Maximum Credit Amounts by causing an Additional Lender to become a party to this Agreement, then the Borrower and such Additional Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit H-2 (an “Additional Lender Agreement”), together with an Administrative Questionnaire and, to the extent such Additional Lender requests a Note, the Borrower shall deliver a Note payable to such Additional Lender in accordance with Section 2.02(d).
(iii)    Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Maximum Credit Amount Increase Agreement or the Additional Lender Agreement (or if any Eurodollar Borrowings are

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outstanding, then the last day of the Interest Period in respect of such Eurodollar Borrowings, unless the Borrower has paid compensation required by Section 5.02: (A) the amount of the Aggregate Maximum Credit Amounts shall be increased as set forth therein (and Annex I shall be automatically amended and restated by Schedule 2.06 of the Maximum Credit Amount Increase Agreement or the Additional Lender Agreement, as applicable), and (B) in the case of an Additional Lender Agreement, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Increasing Lender or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interest in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Increasing Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Maximum Credit Amounts.
(iv)    Upon its receipt of (A) a duly completed Maximum Credit Amount Increase Agreement or an Additional Lender Agreement, executed by the Borrower and the increasing Lender of the Borrower and the Additional Lender party thereto, as applicable, (B) the Administrative Questionnaire referred to in Section 2.06(c)(ii), if applicable, (C) an opinion of counsel to the Borrower, in form and substance reasonable acceptable to the Administrative Agent, as to such customary matters regarding the Maximum Credit Amount Increase Agreement or Additional Lender Agreement as the Administrative Agent may reasonable request and (D) the written consent of the Administrative Agent to such increase to the extent required by Section 2.06(c)(Ii), the Administrative Agent shall accept such Maximum Credit Amount Increase Agreement or Additional Lender Agreement and, on the date that the conditions in this clause (iv) and in Section 2.06(c)(ii) have been satisfied, record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Maximum Credit Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv). The Administrative Agent shall promptly notify the Borrower and the Lenders of the effectiveness of any shall promptly notify the Borrower and the Lenders of the effectiveness of any increase in the Aggregate Maximum Credit Amounts and in connection therewith promptly provide such amended and restated Annex I to the Borrower and the Lenders.
Section 2.07    Borrowing Base.
(a)    Initial Borrowing Base. For the period from and including the Effective Date to but excluding the first Scheduled Redetermination Date thereafter, the amount of the Borrowing Base shall be $4,500,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 8.12(c), or Section 9.11(d).
(b)    Scheduled and Interim Redeterminations. Subject to Section 2.07(d), the Borrowing Base shall be redetermined (a “Scheduled Redetermination”) on April 1st and October 1st of each year, commencing October 1, 2011. In addition, either the Borrower or the Administrative Agent, at the direction of the Super-Majority Tier I Lenders, may, once during each calendar year, each elect to cause the Borrowing Base to be redetermined between

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Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.07. The Borrower shall have the right, once during each calendar year, to initiate an Interim Redetermination in addition to the one otherwise provided in this Section 2.07(b) upon the proposed acquisition of Proved Developed Producing Properties whose purchase price is greater than 10% of the Borrowing Base, provided such Interim Redetermination is in accordance with this Section 2.07.
(c)    Scheduled and Interim Redetermination Procedure.
(i)    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the applicable Reserve Report and the Reserve Report Certificate related thereto and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.11(c) and the list of Swap Agreements per Section 8.01(d), as may, from time to time, be reasonably requested by the Majority Tier I Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt) as the Administrative Agent, in good faith, deems appropriate and consistent with its normal oil and gas lending criteria as it exists at the particular time. In addition, the Administrative Agent will summarize the Swap PV of such Swap Agreements as of the date of the Proposed Borrowing Base Notice.
(ii)    The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):
(A)    in the case of a Scheduled Redetermination (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on or before the March 15th and September 15th of such year following the date of delivery of such Engineering Report or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i) and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Report; and
(B)    in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports.
(iii)    Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved or deemed to have been approved by all of the Tier I Lenders as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have

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been approved by the Super-Majority Tier I Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, at the end of such 15-day period, all of the Tier I Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Super-Majority Tier I Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall become the new Borrowing Base effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Tier I Lenders or the Super-Majority Tier I Lenders, as applicable, have not approved or deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Tier I Lenders to ascertain the highest Borrowing Base then acceptable to a number of Tier I Lenders sufficient to constitute the Super-Majority Tier I Lenders and, so long as such amount does not increase the Borrowing Base then in effect, such amount shall become the new Borrowing Base effective on the date specified in Section 2.07(d).
(d)    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Tier I Lenders or the Super-Majority Tier I Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders (the “New Borrowing Base Notice”) of the amount of the redetermined Borrowing Base, and such amount shall become the new Borrowing Base effective and applicable to the Borrower, the Administrative Agent, each Issuing Bank and the Lenders:
(i)    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the April 1st or October 1st, as applicable, following delivery of the New Borrowing Base Notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.11(a) and (c) in a timely and complete manner, then on the Business Day next succeeding delivery of the New Borrowing Base Notice; and
(ii)    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of the New Borrowing Base Notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next Interim Redetermination date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 2.07(f), Section 8.12(c) or Section 9.11(d), whichever occurs first.
(e)    Reduction of Borrowing Base Upon Issuance of Funded Debt. Upon the issuance or incurrence of any Funded Debt or any Permitted Refinancing Debt after the Effective Date (but excluding any Berry Refinancing Debt) in accordance with Section 9.02(f), the Borrowing Base then in effect shall be reduced by an amount equal to 0.25 multiplied by (i) in the case of Funded Debt constituting Permitted Refinancing Debt, the portion of the stated

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principal amount of such Funded Debt that exceeds the original principal amount of the refinanced Funded Debt and (ii) in the case of all other Funded Debt, the stated principal amount of such Funded Debt (without regard to any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance, effective and applicable to the Borrower, the Administrative Agent, each Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.
(f)    Reduction of Borrowing Base Upon Termination of Hedge Positions. If the Borrower or any Restricted Subsidiary shall terminate or create any off-setting positions in respect of any hedge positions upon which the Lenders relied in determining the most recent Borrowing Base, and the aggregate Swap PV of all such terminations and/or offsetting positions exceeds, during any period between redeterminations of the Borrowing Base, the lesser of (a) $50,000,000 or (b) 3% of the then effective Borrowing Base, then the Borrowing Base shall be simultaneously reduced in an amount equal to 65% of such aggregate Swap PV.
Section 2.08    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request any Issuing Bank to, and such Issuing Bank shall, issue Letters of Credit for the account of the Borrower or any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and such Issuing Bank, at any time and from time to time during the Availability Period; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver as permitted by Section 12.01(a) (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to any Issuing Bank and the Administrative Agent (not less than three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice:
(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit issued by such Issuing Bank to be amended, renewed or extended;
(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
(iv)    specifying the amount of such Letter of Credit;

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(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
(vi)    specifying the amount of the then effective Borrowing Base and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).
Each notice shall constitute a representation that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (i) the LC Exposure shall not exceed the LC Commitment and (ii) the total Revolving Credit Exposures shall not exceed the lesser of the Aggregate Maximum Credit Amounts and the then effective Borrowing Base.
If requested by any Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) unless satisfactorily collateralized in the applicable Issuing Bank’s reasonable opinion, the date eighteen months after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that issues such Letter of Credit or the Lenders, each Issuing Bank that issues a Letter of Credit hereunder hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of any Issuing Bank that issues a Letter of Credit hereunder, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC

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Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Houston time, on the third day after such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:00 a.m., Houston time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., Houston time, on (i) the third day after the Borrower receives such notice, if such notice is received prior to 9:00 a.m., Houston time, on the day of receipt, or (ii) the Business Day immediately following the third day after the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that if such LC Disbursement is not less than $1,000,000, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with a Eurodollar Borrowing with an Interest Period of one month in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Eurodollar Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank that issued such Letter of Credit the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank that issued such Letter of Credit or, to the extent that Lenders have made payments pursuant to this Section 2.08(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.08(e) to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. Any LC Disbursement not reimbursed by the Borrower or funded as a Loan prior to 1:00 p.m., Houston time, shall bear interest for such day at the Alternate Base Rate plus the Applicable Margin.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit issued by such Issuing Bank against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by

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reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of any Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised all requisite care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit issued by such Issuing Bank. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If any Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed such Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.08(e) to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
(i)    Replacement of an Issuing Bank. Any Issuing Bank may be replaced or resign at any time by written agreement among the Borrower, the Administrative Agent, such resigning or replaced Issuing Bank and, in the case of a replacement, the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing

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Bank pursuant to Section 3.05(b). In the case of the replacement of an Issuing Bank, from and after the effective date of such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Super-Majority Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to, in the case of an Event of Default, the LC Exposure, and in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or any of its Restricted Subsidiaries described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of each Issuing Bank and the Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower or any of its Restricted Subsidiaries may now or hereafter have against any such beneficiary, any Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Borrower’s and any Guarantor’s obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account; provided that investments of funds in such account in investments permitted by Section 9.05(c) or (e) may be made at the option of the Borrower at its direction, risk and expense. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse, on a pro rata basis, each Issuing Bank for LC

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Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors, if any, under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.
ARTICLE III
Payments of Principal and Interest; Prepayments; Fees
Section 3.01    Repayment of Loans. The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.
Section 3.02    Interest.
(a)    ABR Loans. Each ABR Loan comprising an ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b)    Eurodollar Loans. Each Eurodollar Loan comprising a Eurodollar Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c)    Post-Default and Borrowing Base Deficiency Rate. Notwithstanding the foregoing, (i) if an Event of Default has occurred and is continuing as a result of a failure to pay any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document when due, whether at stated maturity, upon acceleration or otherwise, and including any payments in respect of a Borrowing Base Deficiency under Section 3.04(c), then all Loans outstanding in the case of an Event of Default as a result of a failure to pay any principal of or interest on any Loan and such overdue amount in the case of a failure to pay other amounts when due, shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate, (ii) during any other Event of Default and at the request of the Super-Majority Lenders, then all Loans outstanding shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate and (iii) during any Borrowing Base Deficiency, the amount of such Borrowing Base Deficiency shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a), but in no event to exceed the Highest Lawful Rate.

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(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on: (i) with respect to any ABR Loan, the last day of each March, June, September and December; (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part but in all cases to be paid at least every three months and (iii) in any case, on the Termination Date; provided that (A) interest accrued pursuant to Section 3.02(c)(i) shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (C) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
Section 3.03    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or
(b)    the Administrative Agent is advised by the Majority Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
Section 3.04    Prepayments.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b) and payment of applicable breakage costs, if any, under Section 5.02.

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(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, Houston time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, Houston time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02.
(c)    Mandatory Prepayments.
(i)    If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), the total Revolving Credit Exposures exceeds the total Commitments, then the Borrower shall, on the same Business Day, (A) prepay the Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
(ii)    Upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07(a) through (d) or Section 8.12(c), if the total Revolving Credit Exposures exceeds the redetermined or adjusted Borrowing Base, then the Borrower shall exercise any one or combination of the following: (A) deliver to the Administrative Agent reserve engineering and mortgages covering such Oil and Gas Properties of the Borrower and its Restricted Subsidiaries not previously covered by the Security Instruments with a value and quality satisfactory to the Tier I Lenders in their sole discretion sufficient to eliminate such Borrowing Base Deficiency or (B) prepay the Borrowings in an aggregate principal amount equal to such excess after giving effect to any action taken under (A) hereof, and if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j); provided, that the Borrower may make such prepayment and/or deposit of cash collateral in six successive equal monthly payments and/or deposits. The Borrower shall be obligated to deliver the reserve engineering and mortgages described in clause (A) immediately above, and/or to commence the payments described in clause (B) immediately above, on the 30th day following the later to occur of its receipt of the applicable New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.
(iii)    Upon any adjustments to the Borrowing Base pursuant to Section 2.07(e), Section 2.07(f) or Section 9.11(d), if the total Revolving Credit Exposures exceed the Borrowing Base as adjusted, then the Borrower shall (A) prepay the Borrowings in an aggregate

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principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the Business Day immediately following the date it or any Restricted Subsidiary receives cash proceeds as a result of such termination, creation of offsetting positions or disposition, as applicable; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.
(iv)    If, at any time after the Effective Date, the Borrower issues or incurs additional Funded Debt or Permitted Refinancing Debt and as a result of such issuance or incurrence any Borrowing Base Deficiency results, then the Borrower shall (a) use 100% of the Net Cash Proceeds from the issuance of such Funded Debt or Permitted Refinancing Debt to prepay the Borrowings in an aggregate principal amount equal to such excess, and (b) if, as a result of an LC Exposure, any Borrowing Base Deficiency remains after prepaying all of the Borrowings, deposit with the Administrative Agent on behalf of the Lenders an amount equal to the lesser of such LC Exposure and any remaining Net Cash Proceeds to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral as soon as practical, and in any event no later than the Business Day after it or any Restricted Subsidiary receives such Net Cash Proceeds as a result of such issuance or incurrence of Funded Debt or Permitted Refinancing Debt.
(v)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied, first, ratably to any ABR Borrowings then outstanding, and, second, to any Eurodollar Borrowings then outstanding, and if more than one Eurodollar Borrowing is then outstanding, to each such Eurodollar Borrowing in order of priority beginning with the Eurodollar Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Eurodollar Borrowing with the most number of days remaining in the Interest Period applicable thereto.
(vi)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
(d)    No Premium or Penalty. Prepayments permitted or required under this Section 3.04 shall be without premium or penalty, except as required under Section 5.02.
Section 3.05    Fees.
(a)    Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender (subject to Section 4.04(c)(i)) a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the Termination Date. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the Termination Date, commencing on the first such date to occur after the date hereof. All

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commitment fees shall be computed on the basis of a year of 360 days, unless such computation would cause interest on the Notes or on other Indebtedness hereunder to exceed the Highest Lawful Rate, in which case such commitment fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender (subject to Section 4.04(c)(iii)) a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Eurodollar Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Lender’s Commitment terminates and the date on which such Lender ceases to have any LC Exposure, (ii) to each Issuing Bank a fronting fee equal to 0.50% per annum on the face amount of each Letter of Credit issued by such Issuing Bank hereunder, provided that in no event shall such fee be less than $500 and (iii) to each Issuing Bank, for its own account, its standard fees with respect to the amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or processing of drawings thereunder. Participation fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement and fronting fees with respect to any Letter of Credit shall be payable at the time of issuance of such Letter of Credit; provided that all such fees shall be payable on the Termination Date and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case such fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
ARTICLE IV
Payments; Pro Rata Treatment; Sharing of Set-offs.
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 1:00 p.m., Houston time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim (except for Taxes, if any, pursuant to Section 5.03(a), provided that the Borrower has complied with all of the requirements of such Section to the extent applicable). Fees, once paid, shall be fully earned and

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shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to an Issuing Bank as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or Participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is

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due to the Administrative Agent for the account of the Lenders or any Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or such Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
Section 4.03    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e), Section 4.01(c) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 4.04    Payments and Deductions to a Defaulting Lender.
(a)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(b), Section 2.08(d), Section 2.08(e) or Section 4.02 then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid in cash.
(b)    If a Defaulting Lender (or a Lender who would be a Defaulting Lender but for the expiration of the relevant grace period) as a result of the exercise of a set-off shall have received a payment in respect of its Revolving Credit Exposure which results in its Revolving Credit Exposure being less than its Applicable Percentage of the aggregate Revolving Credit Exposures, then no payments will be made to such Defaulting Lender until such time as all amounts due and owing to the Lenders have been equalized in accordance with each Lender’s respective pro rata share of the Indebtedness. Further, if at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each Lender (including each Defaulting Lender) is owed its Applicable Percentage of all Loans then outstanding. After acceleration or maturity of the Loans, subject to the first sentence of this Section 4.04(b), all principal will be paid ratably as provided in Section 10.02(c).
(c)    Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

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(i)    Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.05.
(ii)    The Commitment, the Maximum Credit Amount, the outstanding principal balance of the Loans and participation interests in Letters of Credit of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders, the Majority Tier I Lenders, the Super-Majority Lenders or the Super-Majority Tier I Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 12.02), provided that any waiver, amendment or modification requiring the consent of each affected Lender and which affects such Defaulting Lender, shall require the consent of such Defaulting Lender; and provided further that no Defaulting Lender shall participate in any redetermination or affirmation of the Borrowing Base, but the Commitments (i.e., the Applicable Percentage of the Borrowing Base of a Defaulting Lender) may not be increased without the consent of such Defaulting Lender.
(iii)    If any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:
(A)    all or any part of such LC Exposure shall automatically be reallocated (effective as of the date such Lender becomes a Defaulting Lender) among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (1) the sum of all Non-Defaulting Lenders’ Revolving Credit Exposures plus such Defaulting Lender’s LC Exposure does not exceed the total of all Non-Defaulting Lenders’ Commitments and (2) the conditions set forth in Section 6.02 are satisfied at such time;
(B)    if the reallocation described in clause (A) above cannot, or can only partially, be effected, then the Borrower shall within three Business Days following notice by the Administrative Agent cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.08(e) for so long as such LC Exposure is outstanding;
(C)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 4.04 then the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;
(D)    if the LC Exposure of the Non-Defaulting Lenders is reallocated pursuant to Section 4.04(c), then the fees payable to the Lenders pursuant to Section 3.05(a) and Section 3.05(b) shall be adjusted in accordance with such Non-Defaulting Lenders’ Applicable Percentages after giving effect to such reallocation; or
(E)    if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 4.04(c)(iii), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all letter of credit fees payable under Section 3.05(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until such LC Exposure is cash collateralized and/or reallocated.

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(d)    So long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the Non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 4.04(c), and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Lenders in a manner consistent with Section 4.04(c)(iii)(A) (and Defaulting Lenders shall not participate therein).
(e)    In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposures of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans or participations in Letters of Credit of the other Lenders as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.
ARTICLE V
Increased Costs; Break Funding Payments; Taxes; Illegality
Section 5.01    Increased Costs.
(a)    Eurodollar Changes in Law. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including marginal, special, emergency or supplemental reserves), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender for Eurocurrency liabilities under Regulation D of the Board (as the same may be amended, supplemented or replaced from time to time) or otherwise; or
(ii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or liquidity or on the capital or liquidity of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding

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company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates. A certificate of a Lender or any Issuing Bank setting forth in reasonable detail the basis of its request and the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 30 days after receipt thereof.
(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. No Lender or Issuing Bank may make any demand pursuant to this Section 5.01 more than 180 days after the Termination Date.
Section 5.02    Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan into an ABR Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 and reasonably detailed calculations therefor, upon request of the Borrower, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

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Section 5.03    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Taxes; provided that if the Borrower or any Guarantor shall be required by applicable law to deduct any Taxes from such payments, then (i) in the case of Indemnified Taxes or Other Taxes, the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes or Other Taxes (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or such Guarantor shall make all deductions required by applicable law and (iii) the Borrower or such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or an Issuing Bank as to the basis of such Indemnified Taxes or Other Taxes and the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Foreign Lenders.
(i)    Each Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement or any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other

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documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(ii)    If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation and information reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(e)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(f)    If the Administrative Agent or any Lender determines in its sole discretion that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund) within ten (10) Business Days of such determination; provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Administrative Agent or such Lender in the event such Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.
Section 5.04    Designation of Different Lending Office; Replacement of Lenders.
(a)    Designation of Different Lending Office. If (1) any Lender requests compensation under Section 5.01, or (2) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to

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another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender asserts an illegality under Section 5.05, (iv) any Lender becomes a Defaulting Lender, (v) any Lender does not consent to any proposed increase in or reaffirmation of the Borrowing Base, (vi) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender or the consent of each Lender affected thereby, the consent of the Super-Majority Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, or (vii) in connection with any consent to or approval of any proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of the Super-Majority Lenders, the consent of the Majority Lenders shall have been obtained but any Lender has not so consented to or approved such proposed amendment, waiver, consent or release, then in any such case, the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee or assignees that shall assume such obligations (which assignee may be another Lender, if such Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01, for payments required to be made pursuant to Section 5.03 or an illegality under Section 5.05, such assignment will result in a reduction in such compensation or payments or avoid the illegality. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender hereby agrees to make such assignment and delegations required under this Section 5.04(b).
Section 5.05    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Eurodollar Loans either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Eurodollar Loans shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Eurodollar Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to

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the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the last day of the then current Interest Period for such Affected Loans) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
ARTICLE VI
Conditions Precedent
Section 6.01    Effective Date. The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02):
(a)    The Arrangers, the Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.
(b)    The Administrative Agent shall have received a certificate of the Borrower and of each Guarantor setting forth (i) resolutions of the Managers, board of directors or other managing body with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the Transactions, (ii) the individuals (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another individual duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the other Loan Documents to which it is a party, (iii) specimen signatures of such authorized individuals, and (iv) the articles or certificate of incorporation or formation and bylaws, operating agreement or partnership agreement, as applicable, of the Borrower and each Guarantor, in each case, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
(c)    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor.
(d)    [Reserved]
(e)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
(f)    To the extent requested by a Lender, the Administrative Agent shall have received duly executed Notes payable to each such Lender in a principal amount equal to its Maximum Credit Amount dated as of the date hereof.

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(g)    The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments, including the Guaranty Agreement and the other Security Instruments described on Exhibit C. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall
(i)    be reasonably satisfied that the Security Instruments create first priority, perfected Liens (subject only to Excepted Liens identified in clauses (a) to (d) and (f) of the definition thereof, but subject to the proviso at the end of such definition) on at least 80% of the total value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in the Initial Reserve Report.
(ii)    have received certificates, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests of each of the Guarantors, to the extent such Equity Interests are certificated.
(h)    The Administrative Agent shall have received an opinion of Baker Botts L.L.P., special counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, as to such customary matters regarding the Transactions as the Administrative Agent may reasonably request.
(i)    The Administrative Agent shall have received a certificate of insurance coverage of the Borrower evidencing that the Borrower is carrying insurance in accordance with Section 7.12.
(j)    The Administrative Agent shall have received a certificate of a Responsible Officer certifying that the Borrower has received all consents and approvals required by Section 7.03.
(k)    The Administrative Agent shall have received the financial statements referred to in Section 7.04(a) and the Initial Reserve Report accompanied by a Reserve Report Certificate.
(l)    The Administrative Agent shall have received appropriate UCC search certificates from the jurisdiction of organization of the Borrower and each Guarantor reflecting no prior Liens encumbering the Properties of the Borrower and the Guarantors other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.
(m)    The Administrative Agent shall have received such other documents as the Administrative Agent or special counsel to the Administrative Agent may reasonably request.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 6.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding), and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

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(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.
(b)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Material Adverse Effect shall have occurred.
(c)    The representations and warranties of the Borrower and the Guarantors, set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct as so qualified) on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects (except for those which have a materiality qualifier, which shall be true and correct as so qualified) as of such specified earlier date.
(d)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit in accordance with Section 2.08(b), as applicable.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 6.02.
ARTICLE VII
Representations and Warranties
The Borrower represents and warrants to the Lenders that:
Section 7.01    Organization; Powers. Each of the Borrower and its Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in or has applied to qualify to do business in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
Section 7.02    Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate or limited liability powers and have been duly authorized by all necessary corporate or limited liability and, if required, member action (including, without limitation, any action required to be taken by any class of directors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). When executed and delivered, each Loan Document to which the Borrower and any Guarantor is a party will have been duly executed and delivered by the Borrower and such

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Guarantor and will constitute a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including the members or any class of directors of the Borrower or any other Person, whether interested or disinterested), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions contemplated thereby, except (i) such as have been obtained or made and are in full force and effect, (ii) the filings and recordings necessary to perfect the Liens created hereby and by the Security Instruments, (iii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder or could not reasonably be expected to have a Material Adverse Effect and (iv) the filing of any required documents with the SEC, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries or any order of any Governmental Authority (except for such violations that would not reasonably be expected to have a Material Adverse Effect), (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing Material Indebtedness binding upon the Borrower or any Guarantor or their Properties, or give rise to a right thereunder to require any payment to be made by the Borrower or such Guarantor and (d) will not result in the creation or imposition of any Lien on any Property of the Borrower or any of its Restricted Subsidiaries (other than the Liens created by the Loan Documents).
Section 7.04    Financial Position; No Material Adverse Effect.
(a)    The Borrower has heretofore furnished to the Lenders the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2012, and related audited consolidated statements of income, cash flows and changes in members’ equity for the fiscal year ending December 31, 2012. The financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries as of such date and for such period in accordance with GAAP.
(b)    Since December 31, 2012, there has been no event, development or circumstance that has had a Material Adverse Effect.
(c)    As of the Effective Date, neither the Borrower nor any Guarantor has any material Debt (including Disqualified Capital Stock), or any material contingent liabilities, material off-balance sheet liabilities or partnerships, material liabilities for Taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments, except (i) the Indebtedness, (ii) as referred to or reflected or provided for in the Financial Statements delivered under Section 7.04(a) or (iii) as disclosed to the Administrative Agent prior to the date hereof.

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Section 7.05    Litigation. Except as set forth on Schedule 7.05 there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Restricted Subsidiaries (a) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (b) that involve any Loan Document. Since the date of this Agreement, there has been no change in the status of the matters disclosed in Schedule 7.05 that, individually or in the aggregate, has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.
Section 7.06    Environmental Matters. Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Borrower:
(a)    the Borrower and its Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
(b)    the Borrower and its Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of Borrower or its Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
(c)    there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that are pending or, to the knowledge of the Borrower, threatened against the Borrower or its Subsidiaries or any of their respective Properties or as a result of any operations at the Properties;
(d)    none of the Properties contain or have contained any: (i) underground storage tanks; (ii) asbestos containing materials in a friable condition or otherwise requiring abatement under Environmental Laws; or (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any similar state remedial priority list promulgated or published pursuant to any comparable state law;
(e)    there is no Release or threatened Release, of Hazardous Materials at, on, under or from any of Borrower’s or its Subsidiaries’ Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property,

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(f)    neither the Borrower nor its Subsidiaries has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Borrower’s or its Subsidiaries’ Properties and there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice.
(g)    there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Borrower’s or its Subsidiaries’ Properties that would reasonably be expected to form the basis for a material claim for damages or compensation and, to the knowledge of the Borrower, there are no conditions or circumstances that would reasonably be expected to result in the receipt of notice regarding such exposure; and
(h)    the Borrower and its Subsidiaries have made available to Lenders copies of all material environmental site assessment reports and other material documents relating to any alleged non-compliance with or liability under Environmental Laws that are in any of the Borrower’s or its Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.
Section 7.07    Compliance with the Laws and Agreements; No Defaults.
(a)    Each of the Borrower and its Restricted Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    No Default has occurred and is continuing.
Section 7.08    Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.09    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns (including extensions) and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. No Tax Lien (other than an Excepted Lien) has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.
Section 7.10    ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect:

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(a)    The Borrower, its Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan, if any.
(b)    Each Plan, if any, is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.
(c)    No ERISA Event with respect to any Plan has occurred or is expected by the Borrower, any of its Subsidiaries or any ERISA Affiliate to be incurred with respect to any Plan.
(d)    No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.
(e)    Neither the Borrower, its Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any Multiemployer Plan.
(f)    Neither the Borrower, its Subsidiaries nor any ERISA Affiliate is required to provide security under section 401(a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.
(g)    Neither the Borrower, its Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion without any material liability.
Section 7.11    Disclosure; No Material Misstatements. None of the reports, financial statements, certificates or other written information (other than Reserve Reports and any information delivered in connection therewith) furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender pursuant to this Agreement or any other Loan Document or delivered by the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender hereunder or under any other Loan Document (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading on the date when furnished; provided that with respect to financial estimates, projected or forecasted financial information and other forward-looking information, the Borrower represents and warrants only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (a) such projections and forecasts, as to future events, are not to be viewed as facts, that actual results during the period(s) covered by any such projections or forecasts may differ significantly from the projected or forecasted results and that such differences may be material and that such projections and forecasts are not a guarantee of financial performance, and (b) no representation is made with respect to information of a general economic or general industry nature. There are no statements or conclusions in any Reserve Report or in any information delivered in connection therewith which are based upon or include materially misleading information of a material fact or fail to take into account material

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information regarding the material matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report and in other information delivered in connection therewith are necessarily based upon professional opinions, estimates and projections and that no warranty is made with respect to such opinions, estimates and projections.
Section 7.12    Insurance. The Borrower has, and has caused all of its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in at least amounts and against such risk (including, without limitation, public liability) that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Borrower and its Restricted Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as loss payee with respect to property loss insurance.
Section 7.13    Restriction on Liens. Except as permitted by Section 9.14, neither the Borrower nor any of its Restricted Subsidiaries is a party to any material agreement or arrangement or is subject to any order, judgment, writ or decree, which either prohibits or purports to prohibit it from granting Liens to the Administrative Agent and the Lenders on or in respect of their Properties to secure the Indebtedness.
Section 7.14    Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), and which disclosure shall be a supplement to Schedule 7.14, the Borrower has no Subsidiaries or foreign operations. Schedule 7.14 (as updated with any written disclosures provided in writing to the Administrative Agent) identifies each Subsidiary as either Restricted or Unrestricted, and each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary.
Section 7.15    Location of Business and Offices. The Borrower’s jurisdiction of organization is Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Linn Energy, LLC, and the organizational identification number of the Borrower in its jurisdiction of organization is 3951040 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(k) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(k) and Section 12.01(c)). Each Restricted Subsidiary’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its principal place of business and chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(k)).
Section 7.16    Properties; Titles, Etc.
(a)    Each of the Borrower and its Restricted Subsidiaries has good and defensible title to its Oil and Gas Properties evaluated in the most recently delivered Reserve

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Report (other than those disposed of in compliance with Section 9.11 since delivery of such Reserve Report and those title defects disclosed in writing to the Administrative Agent) and good title to all its personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens, the Borrower or any of its Restricted Subsidiaries specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties shall not in any material respect obligate the Borrower or any of its Restricted Subsidiaries to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or any of its Restricted Subsidiaries’ net revenue interest in such Property.
(b)    All material leases and agreements necessary for the conduct of the business of the Borrower and its Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent any failure to be valid and subsisting and in full force and effect could not reasonably be expected to have a Material Adverse Effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or agreement, which could reasonably be expected to have a Material Adverse Effect.
(c)    The rights and Properties presently owned, leased or licensed by the Borrower and its Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties reasonably necessary to permit the Borrower and its Restricted Subsidiaries to conduct their business, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.
(d)    All of the Properties of the Borrower and its Restricted Subsidiaries (other than the Oil and Gas Properties, which are addressed in Section 7.17) which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing could not reasonably be expected to have a Material Adverse Effect.
(e)    The Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower and its Restricted Subsidiaries either own or have valid licenses or other rights to use all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information used in their businesses as presently conducted, subject to the limitations contained in the agreements governing the use of the same, which limitations are customary for companies engaged in the business of the exploration and production of Hydrocarbons, with such exceptions as could not reasonably be expected to have a Material Adverse Effect.

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Section 7.17    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Borrower and its Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries. Specifically in connection with the foregoing, except as could not reasonably be expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Borrower or any Restricted Subsidiary is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) none of the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Borrower or any Restricted Subsidiary is deviated from the vertical more than the maximum permitted by Governmental Requirements, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on Properties unitized therewith, such unitized Properties). All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Borrower or any of its Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Borrower or any of its Restricted Subsidiaries, in a manner consistent with the Borrower’s or its Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expect to have a Material Adverse Effect).
Section 7.18    Gas Imbalances, Prepayments. As of the date hereof, except as set forth on Schedule 7.18 or on the most recent Reserve Report Certificate, on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Borrower or any of its Restricted Subsidiaries to deliver, in the aggregate, two percent (2%) or more of the monthly production from Hydrocarbons produced from the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries at some future time without then or thereafter receiving full payment therefor.
Section 7.19    Marketing of Production. As of the date of delivery of each Reserve Report Certificate, except for contracts listed and in effect on the date hereof on Schedule 7.19, and thereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that it or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract and are not having deliveries curtailed substantially below the subject Property’s delivery capacity), no material agreements exist which are not cancelable on sixty (60) days notice or less without penalty or detriment for the sale of production from the Borrower’s or its Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of more than six (6) months from the date of delivery of such Reserve Report.

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Section 7.20    Swap Agreements. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(d) (as of the relevant period end), sets forth, a true and complete list of all Swap Agreements of the Borrower and each of its Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net marked-to-market value thereof, all credit support agreements relating thereto (including any margin required or supplied) and the counterparty to each such agreement.
Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to provide working capital, (b) to amend and restate existing indebtedness (including the Existing Credit Agreement), (c) for the acquisition, exploration and development of Oil and Gas Properties, (d) for the issuance of Letters of Credit, (e) to fund a portion of the consideration for the Acquisition, and (f) for other general corporate purposes, including Restricted Payments. The Borrower and its Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for the purchase of margin stock. After application of the proceeds of each Loan or Letter of Credit, not more than 25 percent of the value of the assets (either of the Borrower only or of the Borrower and its Subsidiaries on a consolidated basis) will be “margin stock.”
Section 7.22    Solvency. Immediately after giving effect to the Transactions, (a) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Borrower and the Guarantors, taken as a whole, will exceed the aggregate Debt of the Borrower and the Guarantors on a consolidated basis, as such Debt becomes absolute and matures, (b) neither the Borrower nor any Guarantor will have incurred, intended to incur, or believes that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by it and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (c) neither the Borrower nor any Guarantor will have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Section 7.23    Foreign Corrupt Practices. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and, the Borrower, its Subsidiaries and its and their Affiliates have conducted their business in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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Section 7.24    OFAC. Neither the Borrower nor any of its Subsidiaries, nor any director, officer, agent, employee or Affiliate of the Borrower or any of its Subsidiaries is currently subject to any material U.S. sanctions administered by OFAC, and the Borrower will not directly or indirectly use the proceeds from the Loans or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
ARTICLE VIII
Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and all Letters of Credit shall have expired, terminated or have been cash collateralized (or as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
Section 8.01    Financial Statements; Other Information. The Borrower will furnish to the Administrative Agent and each Lender:
(a)    Annual Financial Statements. As soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, the Borrower’s audited consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG, LLP or independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
(b)    Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, members’ equity and cash flows as of the end of and for such quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial position and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.
(c)    Certificate of Financial Officer -- Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a

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Financial Officer in substantially the form of Exhibit B hereto (i) certifying as to whether a Default has occurred and is continuing as of the date of such certificate and, if a Default has occurred and is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the Effective Date which materially changes the calculation of any covenant or affects compliance with the terms of this Agreement and, if applicable, specifying the effect of such change on the financial statements accompanying such certificate.
(d)    Swap Agreements. Concurrently with any delivery of financial statements under Section 8.01(a) and Section 8.01(b), a true and complete list of all Swap Agreements, as of the last Business Day of such fiscal quarter or fiscal year, of the Borrower and each of its Restricted Subsidiaries, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark-to-market value therefore, any new credit support agreements relating thereto not listed on Schedule 7.20, any margin required or supplied under any credit support document, and the counterparty to each such agreement and a confidential report reflecting its projected production for each calendar year for which it has established hedge positions under Section 9.16(a)(i); provided that the Borrower shall not be required to provide any mark-to-market value for any emission credit Swap Agreements, but the Borrower shall provide the aggregate amount owning by the Borrower and its Restricted Subsidiaries under such emission credit Swap Agreements as of such date.
(e)    Certificate of Insurer – Insurance Coverage. Concurrently with the renewal of each insurance policy maintained by the Borrower and its Restricted Subsidiaries required by Section 8.06, a certificate of such insurance coverage from the insurer providing such insurance in form and substance satisfactory to the Administrative Agent, and, if requested by the Administrative Agent or any Lender, all copies of the applicable policies.
(f)    SEC and Other Filings. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary with the SEC, or with any national securities exchange, provided, however, that the Borrower shall be deemed to have furnished the information required by this Section 8.01(f) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.linnenergy.com); provided further, however, that if any Lender is unable to access EDGAR or the Borrower’s home page on the worldwide web, the Borrower agrees to provide such Lender with paper copies of the information required to be furnished pursuant to this Section 8.01(f) promptly following notice from the Administrative Agent that such Lender has requested the same. Information required to be delivered pursuant to this Section 8.01(f) shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent that such information has been posted on “EDGAR” or the Borrower’s website or another website identified in such notice and accessible by the Administrative Agent without charge (and the Borrower hereby agrees to provide such notice).
(g)    Notices Under Material Instruments. Promptly after receipt, a copy of any notice of default received from any holder or holders of any Material Indebtedness (other than

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the Indebtedness) or any trustee or agent on its or their behalf, to the extent such notice has not otherwise been delivered to the Administrative Agent hereunder.
(h)    Lists of Purchasers. Concurrently with the delivery of each December 31 Reserve Report to the Administrative Agent pursuant to Section 8.11(a), a list of Persons purchasing Hydrocarbons from the Borrower and its Restricted Subsidiaries reasonably expected to account for at least 80% of the revenues resulting from the sale of Hydrocarbons produced from the Mortgaged Properties in the quarter following the “as of” date of such Reserve Report.
(i)    Notice of Sales of Oil and Gas Properties. In the event the Borrower or any of its Restricted Subsidiaries intends to sell, transfer, assign or otherwise dispose of any Oil or Gas Properties of the Borrower or its Restricted Subsidiaries included in the most recently delivered Reserve Report (or any Equity Interests in any Restricted Subsidiary owning interests in such Oil and Gas Properties) during any period between two successive Scheduled Redetermination Dates having a fair market value, individually or in the aggregate, in excess of $50,000,000, prior written notice of such disposition, the price thereof, the anticipated date of closing, and any other details thereof reasonably requested by the Administrative Agent or any Lender.
(j)    Notice of Casualty Events. Prompt written notice, and in any event within three Business Days, of the occurrence of any Casualty Event in excess of $50,000,000 or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event in excess of $50,000,000.
(k)    Information Regarding Borrower and Guarantors. Prompt written notice of (and in any event within ten (10) days after) any change (i) in the Borrower’s or any Guarantor’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of the Borrower’s or any Guarantor’s chief executive office or principal place of business, (iii) in the Borrower or any Guarantor’s identity or corporate structure, (iv) in the Borrower’s or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in the Borrower or any Guarantor’s federal taxpayer identification number, if any.
(l)    Production Report and Lease Operating Statements. Within 45 days after the end of each fiscal quarter, a report setting forth, for each calendar month during the then-current fiscal year to date, the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month.
(m)    Notices of Certain Changes. Promptly, but in any event within five (5) Business Days after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation, by-laws, any preferred stock designation or any other organic document of the Borrower or any of its Restricted Subsidiaries which materially impacts this Agreement or any other Loan Document.

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(n)    EDGAR Postings. In lieu of delivery of paper counterparts of financial statements or other information required to be delivered to the Administrative Agent and each Lender pursuant to this Section 8.01, to the extent such financial statements or other information has been published on EDGAR, Borrower may send to the Administrative Agent and each Lender notice that such financial statements or other information is available on EDGAR and delivery of such notice shall satisfy the Borrower’s requirements under this Section 8.01 to deliver to the Administrative Agent and each Lender paper counterparts of such financial statements and other information.
(o)    Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Borrower are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Borrower.
(p)    Other Requested Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries (including, without limitation, any Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement or any other Loan Document, as the Administrative Agent or any Lender may reasonably request.
Section 8.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender, promptly after the Borrower obtains knowledge thereof, written notice of the following:
(a)    the occurrence of any Default;
(b)    (i) the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Subsidiary not previously disclosed in writing to the Administrative Agent as to which there is a reasonable possibility of an adverse determination that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect and (ii) any material adverse development in any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against the Borrower or any Subsidiary (whether or not previously disclosed to the Lenders) that, in the case of either (i) or (ii) above, if adversely determined, could reasonably be expected to result in liability in excess of $50,000,000;
(c)    the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $25,000,000; and
(d)    any other development that has had a Material Adverse Effect.

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Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03    Existence; Conduct of Business. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business and maintain, if necessary, its qualification to do business in each other jurisdiction in which any of its Oil and Gas Properties is located or the ownership of its Properties requires such qualification, except where the failure to so satisfy the foregoing requirements could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.10 or any transaction permitted under Section 9.11.
Section 8.04    Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay or discharge its Tax liabilities before the same shall become delinquent except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.
Section 8.05    Operation and Maintenance of Properties. The Borrower will, and will cause each of its Restricted Subsidiaries to:
(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to comply could not reasonably be expected to have a Material Adverse Effect.
(b)    except to the extent disposed of pursuant to a transaction permitted by this Agreement, keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.
(c)    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its material Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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(d)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards and in all material respects, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other Properties except, in each case, where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(e)    to the extent neither the Borrower nor one of its Subsidiaries is the operator of any of its Oil and Gas Property, the Borrower shall use reasonable efforts to cause the operator to comply with this Section 8.05.
Section 8.06    Insurance. The Borrower will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The loss payable clauses or provisions in said insurance policy or policies insuring any of the collateral for the Loans shall be endorsed in favor of and made payable to the Administrative Agent as its interests may appear and such policies shall name or otherwise include the Administrative Agent and the Lenders as “additional insureds” and provide that the insurer will endeavor to give at least 30 days prior notice of any cancellation thereof to the Administrative Agent.
Section 8.07    Books and Records; Inspection Rights. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in accordance with GAAP. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.
Section 8.08    Compliance with Laws. The Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to them or their Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 8.09    Environmental Matters.
(a)    The Borrower shall at its sole expense (including such contribution from third parties as may be available): (i) comply, and shall cause its Properties and operations and each Restricted Subsidiary and each Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, and shall cause each Restricted Subsidiary not to dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties or any other Property to the extent caused by the Borrower’s or any of its Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse

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Effect; (iii) timely obtain or file, and shall cause each Restricted Subsidiary to timely obtain or file, all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Borrower’s or its Restricted Subsidiaries’ Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and shall cause each Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of the Borrower’s or its Restricted Subsidiaries’ Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement, and shall cause each Restricted Subsidiary to establish and implement, such reasonable policies of environmental audit and compliance as may be reasonably necessary to continuously determine and assure that the Borrower’s and its Restricted Subsidiaries’ obligations under this Section 8.09(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.
(b)    The Borrower will promptly, but in any event within five (5) Business Days thereof, notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against the Borrower or its Restricted Subsidiaries or their Properties of which the Borrower has knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if the Borrower reasonably anticipates that such action will result in liability (whether individually or in the aggregate) in excess of $50,000,000, not fully covered by insurance, subject to normal deductibles.
(c)    The Borrower will, and will cause each Restricted Subsidiary to, provide such environmental audits, studies and tests as may be reasonably requested by the Administrative Agent and the Lenders and no more than once per year in the absence of any Event of Default (or as otherwise reasonably required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority), in connection with any future acquisitions of material Oil and Gas Properties or other material Properties.
Section 8.10    Further Assurances.
(a)    The Borrower at its sole expense will, and will cause each of its Restricted Subsidiaries to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects (in regards to errors and mistakes), or accomplish the conditions precedent, covenants and agreements of the Borrower or any of its Restricted Subsidiaries, as the case may be, in the Loan Documents, including the Notes, or to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any mistakes in this Agreement or the Security Instruments or to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make

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any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.
(b)    The Borrower hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property without the signature of the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering the Mortgaged Property or any part thereof shall be sufficient as a financing statement where permitted by law. The Administrative Agent will promptly send the Borrower any financing or continuation statements it files without the signature of the Borrower or any other Guarantor and the Administrative Agent will promptly send the Borrower the filing or recordation information with respect thereto.
Section 8.11    Reserve Reports.
(a)    On or before March 1st and September 1st of each year, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report as of the immediately preceding December 31 or June 30, as applicable. The Reserve Report as of December 31 of each year shall be prepared by one or more petroleum engineers reasonably acceptable to the Administrative Agent and the June 30 Reserve Report of each year shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report.
(b)    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request.
(c)    With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer, in substantially the form of Exhibit G hereto (the “Reserve Report Certificate”), certifying that in all material respects: (i) the information provided by the Borrower in connection with the preparation of such Reserve Report and any other information delivered in connection therewith by the Borrower is true and correct, and any projections based upon such information have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable, subject to uncertainties inherent in all projections, (ii) the Borrower or its Restricted Subsidiaries owns good and defensible title to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume

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specified in Section 7.18 with respect to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in such Reserve Report that would require the Borrower or any of its Restricted Subsidiaries to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Oil and Gas Properties of the Borrower or its Restricted Subsidiaries evaluated in the immediately preceding Reserve Report have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report that the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof and (vi) attached thereto is a schedule of the Oil and Gas Properties evaluated by such Reserve Report that are Mortgaged Properties and (a) demonstrating the percentage of the present value that such Mortgaged Properties need to be made Mortgaged Properties in accordance with Section 8.13 (a).
Section 8.12    Title Information.
(a)    On or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.11(a), to the extent requested by the Administrative Agent, the Borrower will deliver title information in form and substance reasonably acceptable to the Administrative Agent covering enough of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated by such Reserve Report that were not included in the immediately preceding Reserve Report, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on such portion of Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated by such Reserve Report, not to exceed 80% of the total value thereof, as may be reasonably requested by the Administrative Agent.
(b)    If the Borrower has provided title information for additional Properties under Section 8.12(a), the Borrower shall, within 60 days of notice from the Administrative Agent that title defects or exceptions exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (other than Liens which are permitted by Section 9.03) having an equivalent value or (iii) deliver title information in form and substance reasonably acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, reasonably satisfactory title information on such portion of Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated by such Reserve Report, not to exceed 80% of the total value thereof, as may be reasonably requested by the Administrative Agent.
(c)    If the Borrower is unable to cure any title defect requested by the Administrative Agent or the Lenders to be cured within the 60-day period or the Borrower does not comply with the requirements to provide acceptable title information as required by Section 8.12(a) and Section 8.12(b), such default shall not be a Default, but instead the Administrative

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Agent and/or the Majority Lenders shall have the right to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. To the extent that the Administrative Agent or the Majority Lenders are not reasonably satisfied with title to any Mortgaged Property after the 60-day period has elapsed, such unacceptable Mortgaged Property shall not count towards the requirements of Section 8.12(a) and Section 8.12(b), and the Administrative Agent may send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Majority Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information pursuant to Section 8.12(a) and Section 8.12(b). This new Borrowing Base shall become effective immediately after receipt of such notice.
Section 8.13    Additional Collateral; Additional Guarantors.
(a)    In connection with each redetermination of the Borrowing Base, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.11(c)(vi)) to ascertain whether either (i) the Mortgaged Properties represent at least 80% of the total value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in the most recently completed Reserve Report or (ii) as of the date of such redetermination, the Collateral Coverage Ratio is equal to or greater than 2.5 to 1.0, in each case after giving effect to exploration and production activities, acquisitions, dispositions and production. In the event that both (X) the Mortgaged Properties represent less than 80% of the total value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in the most recently completed Reserve Report and (Y) the Collateral Coverage Ratio is less than 2.5 to 1.0, then the Borrower shall, and shall cause its Restricted Subsidiaries to, grant, within ninety (90) days of the delivery of the certificate contemplated by Section 8.11(c), to the Administrative Agent or its designee as security for the Indebtedness a first-priority Lien interest (subject to Liens permitted by Section 9.03 which may attach to Mortgaged Property) on additional Oil and Gas Properties of the Borrower and its Restricted Subsidiaries not already subject to a Lien of the Security Instruments such that after giving effect thereto, either (i) the Mortgaged Properties are equal to or greater than 80% of the total value of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in such Reserve Report or (ii) the Collateral Coverage Ratio is equal to or greater than 2.5 to 1.0. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent or its designee and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.13(b).
(b)    If (i) the Borrower determines that any Restricted Subsidiary is a Material Domestic Subsidiary or (ii) any Domestic Subsidiary incurs or guarantees any Debt for borrowed money in excess of $10,000,000 (other than intercompany Debt or Debt permitted under Section 9.02(e)) (provided that neither Berry nor any of its subsidiaries shall be required to guarantee or secure the Indebtedness prior to the termination and repayment of the Debt under the Berry Revolver and the redemption or refinancing of the Berry Senior Debt unless any such Person has

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also guaranteed the Senior Notes) and in either case, such Restricted Subsidiary is not already a Guarantor, then the Borrower shall promptly cause such Restricted Subsidiary to guarantee the Indebtedness pursuant to the Guaranty Agreement. In connection with any such guaranty, the Borrower shall, or shall cause such Restricted Subsidiary to, (A) execute and deliver a supplement to the Guaranty Agreement executed by such Restricted Subsidiary, (B) pledge all of the Equity Interests of such Restricted Subsidiary (including, without limitation, delivery of original stock certificates evidencing the Equity Interests of such Restricted Subsidiary, together with an appropriate undated stock powers for each certificate duly executed in blank by the registered owner thereof) and (C) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent or its designee.
Section 8.14    ERISA Compliance. The Borrower will promptly furnish, and will cause its Subsidiaries and any ERISA Affiliate to promptly furnish, to the Administrative Agent (a) immediately upon becoming aware of the occurrence of any ERISA Event, a written notice signed by the President or the principal Financial Officer of the Borrower, its Subsidiaries or the ERISA Affiliate, as the case may be, specifying the nature thereof, what action the Borrower, its Subsidiaries or the ERISA Affiliate is taking or proposes to take with respect thereto, and, if then known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (b) immediately upon receipt thereof, copies of any notice of the PBGC’s intention to terminate or to have a trustee appointed to administer any Plan.
Section 8.15    Marketing Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in marketing activities for any Hydrocarbons or enter into any contracts related thereto other than (a) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their proved Oil and Gas Properties during the period of such contract, (b) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from proved Oil and Gas Properties of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries that the Borrower or one of its Restricted Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the oil and gas business and (c) other contracts for the purchase and/or sale of Hydrocarbons of third parties (i) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (ii) for which appropriate credit support has been taken to alleviate the material credit risks of the counterparty thereto.
Section 8.16    Swap Agreements. To the extent the Borrower or a Restricted Subsidiary changes the material terms of any Swap Agreement, terminates any Swap Agreement or enters into a new Swap Agreement which has the effect of creating an off-setting position that individually, or together with all other such changes, terminations and/or new Swap Agreements within the preceding 12 months results in an aggregate Swap PV greater than $50,000,000, the Borrower will give the Lenders prompt written notice of such event.
Section 8.17    Clean Down Period. During each calendar year during the term of this Agreement, the Borrower shall cause there to be a period of ten (10) consecutive days (the

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“Clean Down Period”) during which (a) there are no Distribution Borrowings outstanding and (b) no Distribution Borrowings shall be made.
Section 8.18    Unrestricted Subsidiaries. The Borrower will:
(a)    cause the management, business and affairs of its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from Borrower and the Restricted Subsidiaries.
(b)    not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Debt of any of the Unrestricted Subsidiaries.
(c)    not permit any Unrestricted Subsidiary (other than the Excluded Subsidiary) to hold any Equity Interest in, or any Debt of, the Borrower or any Restricted Subsidiary.
Section 8.19    Acquisition Actions. In connection with the Acquisition the Borrower covenants and agrees to:
(a)    cause the Maximum Credit Amount (as such term is defined in the Berry Revolver) to be permanently reduced to no more than $700,000,000 prior to or contemporaneously with the consummation of the Acquisition;
(b)    repay in full and terminate the commitments under the Berry Revolver no later than 30 Business Days after the redemption or refinancing of the Berry Senior Debt; and
(c)    cause Berry and each of its Subsidiaries to become Restricted Subsidiaries pursuant to Section 9.18(c) upon the occurrence of the matters set forth in Section 8.19(b).
ARTICLE IX
Negative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full (other than indemnities and other contingent obligations not then due and payable and as to which no claim has been made as of the time of determination) and all Letters of Credit shall have expired, terminated or have been cash collateralized (or as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made) and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

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Section 9.01    Financial Covenants.
(a)    Ratio of EBITDA to Interest Expense. The Borrower will not, as of the last day of any fiscal quarter permit the ratio of EBITDA for the Borrower and its Consolidated Restricted Subsidiaries for the period of four fiscal quarters then ending to Interest Expense for such period to be less than 2.5 to 1.0.
(b)    Current Ratio. The Borrower will not permit, as of the last day of any fiscal quarter, its ratio of (i) consolidated current assets of the Borrower and its Consolidated Restricted Subsidiaries (including the unused amount of the total Commitments, but excluding non-cash assets under FAS 133) to (ii) consolidated current liabilities of the Borrower and its Consolidated Restricted Subsidiaries (excluding non-cash obligations under FAS 133, current maturities of any Senior Notes which have been tendered for or with respect to which the Borrower or applicable Consolidated Restricted Subsidiary has exercised a redemption right and which are required by GAAP to be current and current maturities under this Agreement) to be less than 1.0 to 1.0.
Section 9.02    Debt. Neither the Borrower nor any of its Restricted Subsidiaries will incur, create, assume or suffer to exist any Debt, except:
(a)    the Loans or other Indebtedness and any guaranty of or suretyship arrangement in respect thereof.
(b)    intercompany Debt between or among the Borrower and any of its Restricted Subsidiaries or between or among the Borrower and its Unrestricted Subsidiaries to the extent permitted by Section 9.05(g); provided that such Debt is not held, assigned, transferred, negotiated or pledged to any Person other than the Borrower or one of its Wholly-Owned Subsidiaries, and, provided further, that any such Debt for borrowed money owed by either the Borrower or a Guarantor shall be subordinated to the Indebtedness on terms set forth in the Guaranty Agreement.
(c)    endorsements of negotiable instruments for collection in the ordinary course of business.
(d)    Debt (i) associated with bonds or surety obligations required by Governmental Requirements in connection with the operation of the Oil and Gas Properties in the ordinary course of business and (ii) comprised of guarantees of obligations of Subsidiaries under marketing agreements entered into in the ordinary course of business.
(e)    Debt under Capital Leases and Debt secured by Liens permitted by Section 9.03(c) in an aggregate principal amount not to exceed $100,000,000.
(f)    Funded Debt and any guarantees thereof incurred after the Effective Date, provided that (i) at the time such Debt is incurred (A), no Default has occurred and is then continuing and (B) no Default would result from the incurrence of such Debt after giving effect to the incurrence thereof (and any concurrent repayment of Debt with the proceeds of such incurrence), (ii) immediately after the incurrence of such Debt, the Borrowing Base shall be adjusted in accordance with Section 2.07(e) and prepayment shall be made to the extent required

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by Section 3.04(c)(iii), (iii) at the time such Debt is incurred, such Debt does not have any scheduled amortization prior to one year after the Maturity Date, (iv) at the time such Debt is incurred, such Debt does not mature sooner than one year after the Maturity Date, (v) such Debt and any guarantees thereof are on market terms for issuers of similar size and credit quality given the then prevailing market conditions and (vi) such Debt does not have any mandatory prepayment or redemption provisions (other than customary change of control or asset sale tender offer provisions) which would require a mandatory prepayment or redemption in priority to the Indebtedness; and any Permitted Refinancing Debt in respect thereof.
(g)    other Debt in an aggregate principal amount not to exceed $100,000,000 at any one time outstanding.
(h)    Debt of the Borrower and its Restricted Subsidiaries existing on the date hereof that is reflected in the Financial Statements or in Schedule 9.02, including the Existing Senior Notes, and any Permitted Refinancing Debt in respect thereof.
(i)    Debt in the form of guaranties by the Borrower or any of its Restricted Subsidiaries of Debt of (i) the Borrower or any Guarantor permitted under this Section 9.02 and (ii) other Persons to the extent an Investment would be permitted in such Person under Section 9.05(g)(iii) or Section 9.05(n).
(j)    any Berry Refinancing Debt and any Permitted Refinancing Debt in respect thereof.
Section 9.03    Liens. Neither the Borrower nor any of its Restricted Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)    Liens securing the payment of any Indebtedness.
(b)    Excepted Liens.
(c)    Liens in connection with Capital Leases and Liens encumbering assets securing Debt incurred to finance the purchase, construction or improvement of such assets (and any refinancings thereof which do not increase the principal amount thereof); provided that (i) the principal amount of the Debt secured by a purchased asset shall not exceed one hundred percent (100%) of the purchase price of such asset, (ii) such Liens shall not extend to or encumber any other asset of the Borrower or any of its Restricted Subsidiaries other than the agreement and proceeds and individual financings may be cross–collateralized with other asset specific acquisition/construction financings provided by such Person or its Affiliates, and (iii) such Liens shall attach to such purchased, constructed or improved asset within 180 days after such acquisition or the completion of such construction or improvement (or substantially contemporaneously with refinancings of such Debt which do not increase the amount thereof).
(d)    Liens on Property not constituting collateral for the Indebtedness and not otherwise permitted by any other clause of this Section 9.03; provided that the aggregate principal or face amount of all Debt secured under this Section 9.03(d) shall not exceed $50,000,000 at any time.

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(e)    Liens on cash and securities to secure obligations under Acquisition Swap Agreements as contemplated by Section 9.16(e).
(f)    Extensions, renewals or replacements of any of the Liens permitted in clauses (a) through (e) so long as (i) the principal amount of the Debt or obligation secured thereby is no greater than the principal amount of such Debt or obligation at the time such Lien was permitted hereunder except for increases in an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such extension, renewal, refinancing, or replacement and in an amount equal to any existing commitments unutilized thereunder, (ii) any such extension, renewal or replacement Lien is limited to the property originally encumbered thereby, and (iii) any renewal or extension of the Debt or obligations secured or benefited thereby is permitted by Section 9.02.
Section 9.04    Dividends, Distributions and Redemptions.
(a)    Restricted Payments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, return any capital to any of its stockholders on account of its Equity Interests or make any distribution of its Property to its respective Equity Interest holders on account of its Equity Interests, except (i) the Borrower may declare and pay dividends or distributions with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (ii) Restricted Subsidiaries may declare and pay dividends or distributions ratably with respect to their Equity Interests, (iii) so long as no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may declare and pay cash dividends periodically to its members in an amount not to exceed the amount of Available Cash for the preceding quarter (including amounts borrowed as contemplated under clause (a)(ii) of the definition of Available Cash subsequent to the end of such quarter) or cash available to the Borrower at such time, each in accordance with the Borrower’s limited liability company agreement as in effect on the Effective Date, (iv) so long as (A) no Borrowing Base Deficiency, Default or Event of Default has occurred and is continuing or would result therefrom and (B) after giving effect thereto, there exists as least $400,000,000 of unused Borrowing Base availability, the Borrower may repurchase or retire Equity Interests of the Borrower in an aggregate amount not to exceed $500,000,000 since the Effective Date, (v) on or after the consummation of the Acquisition, the Borrower may make one or more special distributions to the Excluded Subsidiary in each of the calendar years 2013, 2014 and 2015, in an aggregate amount not to exceed $6,000,000 in each such calendar year for the payment of certain tax liabilities of the Excluded Subsidiary, and (v) such other Restricted Payments (valued as of the date such payment was made) which do not exceed, in the aggregate, an amount equal to $5,000,000 since the Effective Date.
(b)    Redemption or Repayment of Senior Notes. The Borrower will not, and will not permit any Restricted Subsidiary to: (i) call, make or offer to make any optional Redemption of or otherwise optionally Redeem whether in whole or in part or repay any Senior Notes or any Funded Debt issued under Section 9.02(f), except with the proceeds of Sales permitted hereunder or Casualty Events or the proceeds of the sale or issuance of Equity Interests, Funded Debt to the extent it can be incurred under Section 9.02(f) or Permitted Refinancing Debt, in each case, in accordance with Section 3.04; provided, however, that this

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clause (i) shall not apply to the Redemption of Senior Notes maturing in 2017 and 2018; (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of any notes evidencing the Senior Notes, or any indenture, agreement, instrument, certificate or other document relating to any Funded Debt incurred under Section 9.02(f) or Permitted Refinancing Debt permitted hereunder if (A) the effect of such amendment, modification or waiver is to shorten the final maturity to a date that is earlier than the date that is 365 days after the Maturity Date then in effect, or increase the amount of any payment of principal thereof or increase the rate or shorten any period for payment of interest thereon or modify the method of calculating the interest rate, (B) such action adds covenants, events of default or other agreements to the extent more restrictive, taken as a whole, than those contained in this Agreement, as determined by the board of directors of the Borrower in its reasonable and good faith judgment, or (C) such action adds collateral unless the Loan Documents are being amended at the same time to reflect such new collateral, provided that the foregoing shall not prohibit the execution of supplemental agreements in connection with the issuance of Permitted Refinancing Debt or the addition of guarantors if required by the terms thereof; and (iii) if the Senior Notes are contractually subordinated in right of payment, designate any Debt (other than obligations of the Borrower and the Restricted Subsidiaries pursuant to the Loan Documents) as “Specified Senior Indebtedness” or “Specified Guarantor Senior Indebtedness” or give any such other Debt any other similar designation for the purposes of any indentures or other documents relating to any subordinated Debt permitted hereunder.
Section 9.05    Investments, Loans and Advances. Neither the Borrower nor any of its Restricted Subsidiaries will make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:
(a)    Investments reflected in the Financial Statements and any refinancings or replacements thereof, provided that the amount of such Investment is not increased.
(b)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.
(c)    Direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof and repurchase obligations in respect thereof with a term of not more than seven days entered into with any commercial bank meeting the specifications of Section 9.05(e).
(d)    Commercial paper maturing within one year from the date of creation thereof rated A2 or P2 by S&P or Moody’s, respectively.
(e)    Deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $250,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term

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deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively.
(f)    Deposits in money market funds investing primarily in Investments described in Section 9.05(c), Section 9.05(d) or Section 9.05(e).
(g)    Investments (i) made by the Borrower or any Guarantor in or to the Borrower or any other Guarantor, (ii) made by any Subsidiary in or to the Borrower or any Guarantor, (iii) made by the Borrower or any Restricted Subsidiary in or to all other Restricted Subsidiaries which are not Guarantors which do not at any time exceed $10,000,000 and (iv) made by the Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary, provided that (A) the aggregate amount of all such Investments (I) in Berry while it is an Unrestricted Subsidiary for the purpose of (1) redeeming the Berry Senior Debt shall not exceed the amount of Debt permitted under Section 9.02(j) and (2) repaying in full and terminating the Debt under the Berry Revolver shall not exceed the then outstanding principal amount of the Debt thereunder, plus an amount necessary to pay any fees, expenses, accrued but unpaid interest and premiums related to such repayment and termination and (II) in Unrestricted Subsidiaries (including Berry for purposes other than those permitted by (I) above) at any one time shall not exceed $200,000,000 and (B) the Borrowing Base Utilization Percentage is less than 80% immediately before and immediately after giving effect to such Investment.
(h)    Investments (including, without limitation, capital contributions) in general or limited partnerships or other types of entities (each a “venture”) entered into by the Borrower or any of its Subsidiaries with others in the ordinary course of business; provided that (i) any such venture is engaged exclusively in oil and gas exploration, development, production, processing and related activities, including transportation, treatment and storage (ii) the interest in such venture is on fair and reasonable terms and (iii) such venture interests acquired and capital contributions made (valued as of the date such interest was acquired or the contribution made) do not exceed, in the aggregate at any time outstanding an amount equal to $100,000,000.
(i)    Investments in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America.
(j)    Loans or advances to employees, officers or directors in the ordinary course of business of the Borrower or any of its Subsidiaries, in each case only as permitted by applicable law, including Section 402 of the Sarbanes Oxley Act of 2002, but in any event not to exceed $2,500,000 in the aggregate at any time.
(k)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 owing to the Borrower or any of its Restricted Subsidiaries as a result of a bankruptcy or other insolvency proceeding of the obligor in respect of such debts or upon the enforcement of any Lien in favor of the Borrower or any of its Restricted Subsidiaries, provided that the Borrower shall give the Administrative

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Agent prompt written notice in the event that the aggregate amount of all Investments held at any one time under this Section 9.05(k) exceeds $1,000,000.
(l)    Investments made in connection with the purchase, lease or other acquisition of tangible assets of any Person, and Investments made in connection with the purchase, lease or other acquisition of all or substantially all of the business of any Person, or all of the Equity Interests of any Person, or any division, line of business or business unit of any Person (including by the merger or consolidation of such Person into the Borrower or any Guarantor); provided that (i) the Borrower promptly complies with the requirements of Section 8.13(b) in connection with any newly acquired Material Domestic Subsidiary and (ii) no Default exists before and after giving effect to such Investment.
(m)    Investments permitted by Section 9.10.
(n)    Other Investments not to exceed, in the aggregate at any time outstanding an amount equal to $100,000,000.
(o)    Any guarantee permitted under Section 9.02.
(p)    Investments in the Excluded Subsidiary consisting of (i) any Affiliate Services and (ii) on or after the consummation of the Acquisition, capital contributions to the Excluded Subsidiary in each of the calendar years 2013, 2014 and 2015, in an aggregate amount not to exceed $6,000,000 (when combined with the amount of any Restricted Payment made in accordance with Section 9.04(a)(v)) in each such calendar year, for the payment of certain tax liabilities of the Excluded Subsidiary.
(q)    Investments consisting of the direct or indirect ownership of the Equity Interests of Berry, the Excluded Subsidiary and Linn Acquisition Company, LLC.
(r)    Investments (i) the consideration for which consists solely of common Equity Interests of the Borrower or the Excluded Subsidiary or warrants, options or other rights to purchase or acquire common Equity Interests of the Borrower or the Excluded Subsidiary or (ii) with up to 100% of the Net Cash Proceeds of an offering of common Equity Interests by the Borrower or the Excluded Subsidiary, in each case in (A) any Unrestricted Subsidiary or non-Guarantor Restricted Subsidiary or (B) any other Person.
Section 9.06    Nature of Business. Neither the Borrower nor any of its Restricted Subsidiaries will allow any material change to be made in the character of its business as an independent oil and gas exploration and production company and activities reasonably incidental or related thereto. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, operate its business outside the geographical boundaries of the United States.
Section 9.07    Proceeds of Loans. The Borrower will not permit the proceeds of the Loans to be used for any purpose other than those permitted by Section 7.21. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which would cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in

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effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be.
Section 9.08    ERISA Compliance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the Borrower and its Subsidiaries will not at any time:
(a)    terminate, or permit any ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC.
(b)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan.
(c)    acquire, or permit any ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower or any of its Subsidiaries or with respect to any ERISA Affiliate of the Borrower or any of its Subsidiaries if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (i) any Multiemployer Plan, or (ii) any other plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities.
(d)    engage in, or permit any ERISA Affiliate to engage in, any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code.
(e)    fail to make, or permit any ERISA Affiliate to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto.
(f)    permit to exist, or allow any ERISA Affiliate to permit to exist, any waived funding deficiency within the meaning of section 302 of ERISA or section 412 of the Code with respect to any Plan.
(g)    permit, or allow any ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan that is subject to Title IV of ERISA to exceed the current value of the assets (computed on a plant termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.

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(h)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to assume an obligation to contribute to, a Multiemployer Plan.
(i)    incur, or permit any ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA.
(j)    contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability.
(k)    permit any Plan to (i) fail to satisfy the minimum funding standard applicable to the Plan for any plan year pursuant to section 412 of the Code or section 302 of ERISA (determined without regard to section 412(c) of the Code or section 302(c) of ERISA), (ii) be in at-risk status (within the meaning of section 430 of the Code or section 303 of ERISA) for a plan year, or (iii) fail to satisfy the requirements of section 436 of the Code or section 206(g) of ERISA.
Section 9.09    Sale or Discount of Receivables. Except for receivables obtained by the Borrower or any of its Restricted Subsidiaries out of the ordinary course of business or the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction, neither the Borrower nor any of its Restricted Subsidiaries will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.10    Mergers, Etc. Neither the Borrower nor any of its Restricted Subsidiaries will merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of (whether in one transaction or in a series of related transactions) all or substantially all of the Property of the Borrower and its Restricted Subsidiaries taken as a whole to any other Person (any such transaction, a “consolidation”); provided that (a) any Subsidiary of the Borrower may participate in a consolidation with the Borrower in a transaction in which the Borrower is the surviving entity or transferee and in which the Borrower remains a domestic entity, (b) any Subsidiary of the Borrower may participate in a consolidation with any Guarantor in a transaction in which such Guarantor is the surviving entity or transferee, (c) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to a Guarantor, (d) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (e) the Borrower and its Restricted Subsidiaries may engage in Sales permitted by (or not restricted by) Section 9.11, and (f) the Borrower and its Restricted Subsidiaries may make Investments permitted by Section 9.05.
Section 9.11    Sale of Properties. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, assign (other than assignments intended to convey a Lien), farm-out, convey or otherwise transfer (collectively, a “Sale”) any Oil and Gas Property or Equity

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Interests of any Restricted Subsidiary owning Oil and Gas Properties to any Person other than the Borrower or any Guarantor, except for:
(a)    the Sale of Hydrocarbons and geological and seismic data in the ordinary course of business;
(b)    farm-outs of undeveloped acreage to which no proved reserves are attributable and assignments in connection with such farm-outs;
(c)    the Sale of equipment that is no longer necessary or useful for the business of the Borrower or such Restricted Subsidiary or is replaced by equipment of at least comparable value and use or the Sale of surplus equipment;
(d)    unless an Event of Default has occurred and is continuing, the Sale of any Oil and Gas Property or any interest therein or the Sale of any Equity Interests of any Restricted Subsidiary directly or indirectly owning Oil and Gas Properties; provided (with respect to this clause (d) only) that (1) the consideration received in respect of such Sale shall be any of the following (or a combination thereof): (A) cash, (B) the assumption of liabilities not constituting debt for borrowed money associated with the assets subject of such Sale (provided the assumption of liabilities shall not exceed 10% of the aggregate consideration for such Sale), (C) other Oil and Gas Properties (provided that such exchange qualifies for nonrecognition of gain or loss under the provisions of Section 1031 of the Code), or (D) in the case of farm-outs, carried or royalty or net profits interests in the Property subject of such farm-out (provided that, notwithstanding the foregoing, if a Borrowing Base Deficiency results from such Sale, the cash portion of the consideration shall be an amount at least sufficient to pay such Borrowing Base Deficiency under Section 3.04(c)(iii)), (2) the consideration received in respect of such Sale shall be equal to or greater than the fair market value of the Property subject of such Sale (as determined in good faith by a Financial Officer, provided that if a Financial Officer determines in good faith that such Sale involves Oil and Gas Property or Equity Interests in a Subsidiary directly or indirectly owning any Oil and Gas Property having a fair market value in excess of $50,000,000, the board of directors of the Borrower shall reasonably determine whether the consideration received in respect of such Sale is equal to or greater than the fair market value of the Property subject of such Sale and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer certifying to that effect), (3) in the case of any Sale of Oil and Gas Properties included in the most recently delivered Reserve Report or Equity Interests of a Restricted Subsidiary directly or indirectly owning Oil and Gas Properties included in the most recently delivered Reserve Report, if the aggregate consideration received in respect of such Sale, together with the aggregate consideration received in respect of all other Sales of Oil and Gas Properties included in the most recently delivered Reserve Report and Sales of Subsidiaries directly or indirectly owning Oil and Gas Properties included in the most recently delivered Reserve Report effected since the most recent Scheduled Redetermination Date, would exceed an amount equal to five percent (5%) of the then effective Borrowing Base, the Borrowing Base shall be reduced, effective immediately upon the consummation of such Sale, by an amount equal to the value, if any, attributable to the Property that is being disposed of pursuant to such Sale in the then-current Borrowing Base, as determined in good faith by Administrative Agent and confirmed by the Super-Majority Tier I Lenders;

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(e)    Sale of Properties to the extent permitted by Section 9.05 or Section 9.10; and
(f)    Sales of Properties not regulated by Section 9.11(a) to (e) having a fair market value not to exceed $10,000,000 during any 12-month period.
Section 9.12    Environmental Matters. The Borrower will not, and will not permit any Subsidiary to, cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any Remedial Work under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations could reasonably be expected to have a Material Adverse Effect.
Section 9.13    Transactions with Affiliates. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate (other than the Guarantors and Wholly-Owned Subsidiaries of the Borrower) unless such transactions are otherwise permitted under this Agreement and are upon terms substantially as favorable to it as it would obtain in a comparable arm’s length transaction with a Person not an Affiliate; provided that the foregoing shall not apply to:
(a)    any Restricted Payment permitted by Section 9.04, Debt permitted by Section 9.02, or Investments permitted by Section 9.05;
(b)    the payment of reasonable and customary directors’ fees and other benefits to Persons who are not otherwise Affiliates of the Borrower or any Restricted Subsidiary;
(c)    any employment or severance or other employee compensation, arrangement or plan or any amendment thereto, entered into by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business or which is customary in the oil and gas business, and payments, awards, grants or issuances of Equity Interests pursuant thereof,
(d)    provision of officers’ and directors’ indemnification and insurance in the ordinary course of business to the extent permitted by law;
(e)    legal, accounting, tax advisory, financial advisory, engineering and other professional or advisory services;
(f)    administrative and management services provided by employees and management of the Borrower to the Unrestricted Subsidiaries and use by such Unrestricted Subsidiaries of administrative supplies, office space and office equipment; and
(g)    any Affiliate Services.
Section 9.14    Negative Pledge Agreements; Dividend Restrictions. Neither the Borrower nor any of its Restricted Subsidiaries will create, incur, assume or suffer to exist any contract, agreement or understanding (other than this Agreement or the Security Instruments)

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that in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent and the Lenders or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor, or which requires the consent of or notice to other Persons in connection therewith; provided, however, that the preceding restrictions will not apply to encumbrances or restrictions arising under or by reason of (a) any leases (other than leases of Oil and Gas Properties) or licenses or similar contracts as they affect any Property or Lien subject to such lease or license, (b) any restriction imposed pursuant to any agreement entered into for the Sale of any assets otherwise permitted hereunder prior to the closing of such Sale, (c) customary provisions with respect to the distribution of Property in joint venture agreements, (d) any restriction imposed on the granting, conveying, creation or imposition of any Lien on any Property of the Borrower or any of its Restricted Subsidiaries imposed by any contract, agreement or understanding related to the Liens permitted under clause (c), (d), (e), (f) and (g) of Section 9.03 so long as such restriction only applies to the Property permitted under such clauses to be encumbered by such Liens, (e) restrictions imposed by any Governmental Authority or under any Governmental Requirement, (f) any prohibition or restriction howsoever arising or created on the granting, conveying, creation or imposition of any Lien on the Equity Interest in the Excluded Subsidiary, (g) restrictions in the instruments creating an Excepted Lien of the type described in clause (g) of the definition thereof, and (h) customary supermajority voting provisions and other customary provisions with respect to the disposition or distribution of assets, each contained in corporate charters, bylaws, stockholders’ agreements, limited liability company agreements, partnership agreements, joint venture agreements and other similar agreements entered into in the ordinary course of business of the Borrower and its Restricted Subsidiaries.
Section 9.15    Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments (excluding firm transportation contracts entered into in the ordinary course of business) with respect to the Oil and Gas Properties of the Borrower or any of its Restricted Subsidiaries that would require the Borrower or such Restricted Subsidiary to deliver, in the aggregate, two percent (2%) or more of the monthly production of Hydrocarbons at some future time without then or thereafter receiving full payment therefore.
Section 9.16    Swap Agreements.
(a)    Neither the Borrower nor any of its Restricted Subsidiaries will enter into (or, in the case of Section 9.16(a)(ii) below, permit to exist) any Swap Agreements with any Person other than:
(i)    Swap Agreements in respect of commodities (x) with an Approved Counterparty and (y) the notional volumes for which (when aggregated with the notional volumes under all other commodity Swap Agreements then in effect other than swaps covering (A) basis differential or (B) oil spread timing risks, in each case on volumes already hedged pursuant to other Swap Agreements) do not exceed, as of the date such Swap Agreement is executed, (I) 80% of the reasonably anticipated projected production (based upon the Borrower’s internal projections) for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, for each calendar month during the period through the remainder of the then current calendar year and for the period of four

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calendar years thereafter and (II) 70% of the reasonably anticipated projected production (based upon the Borrower’s internal projections) for each month during the period during which such Swap Agreement is in effect for each of crude oil and natural gas, calculated separately, for each calendar month during the period starting with the 5th calendar year thereafter.
(ii)    Swap Agreements in respect of interest rates with an Approved Counterparty, which effectively convert interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Borrower and its Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed at any time (other than during an Exemption Period) 100% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate.
(iii)    Swap Agreements in respect of carbon dioxide emission credits; provided that the aggregate amount that is owning but unpaid by the Borrower and its Restricted Subsidiaries under all such Swap Agreements shall not exceed $10,000,000 in the aggregate at any time.
(iv)    Swap Agreements for the purpose of fixing prices on electricity expected to be sold by the Borrower and any Restricted Subsidiary provided that (A) no such Swap Agreement fixes prices for a term of more than sixty (60) months, (B) the aggregate monthly production covered by such Swap Agreements (determined in the case of such Swap Agreements that are not settled on a monthly basis, by a monthly proration reasonably acceptable to the Administrative Agent) for any single month does not in the aggregate exceed ninety percent (90%) of the Borrower’s or such Restricted Subsidiary’s aggregate Projected Electricity Production anticipated to be sold in the ordinary course of the Borrower’s or such Restricted Subsidiary’s business for such month, (C) except for Letters of Credit or as secured by the Security Instruments, no such Swap Agreement requires any collateral or security and (D) the counterparty to such Swap Agreement has, or is guaranteed by a Person that has, at the time such Swap Agreement is entered into, a rating on long-term obligations of either A 1 by Moody’s or A+ by S&P.
(b)    Notwithstanding anything in Section 9.16(a)(i) to the contrary, the Borrower may enter into commodity Swap Agreements with an Approved Counterparty having notional volumes in excess of the amounts set forth in Section 9.16(a)(i) (such Swap Agreements being “Acquisition Swap Agreements”) in anticipation of the acquisition of Oil and Gas Properties in a transaction not prohibited by this Agreement (any such Oil and Gas Properties being referred to herein as the “Target Oil and Gas Properties”) if (x) the Borrower or a Restricted Subsidiary has entered into a definitive purchase and sale agreement for such Target Oil and Gas Properties, (y) the tenor of any such Acquisition Swap Agreement does not exceed a period of beginning on the expected closing date of such acquisition equal to the remainder of the calendar year in which such Acquisition Swap Agreements are entered into plus the next 5 calendar years and (z) the notional volumes hedged pursuant to any such Acquisition Swap Agreement (when aggregated with notional volumes hedged pursuant to all other Acquisition Swap Agreements then in effect other than swaps covering (i) basis differential or (ii) oil spread timing risks, in each case on volumes already hedged pursuant to other Acquisition Swap Agreements ) do no exceed, as of the date such Acquisition Swap Agreement is executed, 100%

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of the reasonable anticipated projected production from all Oil and Gas Properties constitution Target oil and Gas Properties as of such date that are identified by the Borrower’s internal engineers as proved reserves for each month during the period during which such Acquisition Swap Agreement is in effect for each crude oil and natural gas, calculated separately.
(c)    If, as of any Test Date that occurs while one or more Acquisition Swap Agreements are in effect, the Borrower determines that all Acquisition Swap Agreements then in effect (when aggregated with other commodity Swap Agreements then in effect other than swaps covering basis differential or oil spread timing risks, in each case on volumes already hedged pursuant to other Swap Agreements) have notional volumes in excess of the amounts set forth in Section 9.16(a)(i), then the Borrower shall (i) maintain unused availability under this Agreement in an amount at least equal to the Minimum Availability Amount until such time as the Borrower is in compliance with Section 9.16(a)(i) and (ii) furnish to the Administrative Agent, no later than the close of business on such Test Date, a statement of the Aggregate Exposure as of the last preceding Business Day as of which such amount could be calculated (and in any event, not prior to the Business Day on which written confirmations in respect of any applicable Swap Agreements used in any such calculation are available).
(d)    The Borrower shall terminate, create off-setting positions, otherwise unwind existing Swap Agreements or take other actions permitted by this Agreement within sixty (60) days after a Termination Event Date occurs with respect to any Acquisition Swap Agreement to the extent necessary to be in compliance with Section 9.16(a)(i).
(e)    If the acquisition of any Target Oil and Gas Properties has not been consummated within 120 days of the execution of the related Acquisition Swap Agreements with the effect that the Borrower is not then compliant with Section 9.16(a), then until the earlier of (1) the date such acquisition is consummated or (2) a Termination Event Date, the Borrower shall secure such Acquisition Swap Agreements in an amount not less than the amount of Exposure with respect to such Acquisition Swap Agreements (to the extent such Exposure is a positive number) by pledging to the Administrative Agent for the benefit of the relevant counterparties cash or securities as may be mutually agreed by the Borrower and such swap counterparty(ies).
(f)    If, at any time (other than during an Exemption Period), the Borrower determines that the notional amounts of Swap Agreements in respect of interest rates exceed 100% of the then outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate, then the Borrower shall, within thirty (30) days of such determination, terminate, create off-setting positions or otherwise unwind existing Swap Agreements in order to comply with this Section 9.16.
(g)    If, at any time during an Exemption Period, the Borrower determines that the notional amounts of Swap Agreements in respect of interest rates exceed 100% of the outstanding principal amount of the Borrower’s Debt for borrowed money which bears interest at a floating rate calculated on a pro forma basis assuming any relevant acquisition subject of such Exemption Period were funded completely with borrowed money which bears interest at a floating rate, then the Borrower shall, within thirty (30) days of such determination, terminate,

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create off-setting positions or otherwise unwind existing Swap Agreements such that the notional volumes do not exceed 100% of such pro forma principal amount.
(h)    Notwithstanding anything to the contrary in this Section 9.16, (1) there shall be no prohibition against the Borrower entering into any “put” or “call spread option” contracts or commodity price floors so long as such agreements are entered into for non-speculative purposes and in the ordinary course of business for the purpose of hedging against fluctuations of commodity prices and (2) any “swaption” entered into by the Borrower shall be counted against the sublimits contained in this Section 9.16 for the purpose of hedging against fluctuations of commodity prices.
Section 9.17    Tax Status as Partnership. The Borrower shall not alter its status as a partnership for purposes of United States Federal Income taxes.
Section 9.18    Designation and Conversion of Restricted and Unrestricted Subsidiaries; Debt of Unrestricted Subsidiaries.
(a)    Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of the date hereof or thereafter, in compliance with Section 9.18(b), any Person that becomes a Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)    The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary, including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and immediately after giving effect, to such designation, neither a Default nor a Borrowing Base deficiency would exist and (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Borrower’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(g). Except as provided in this Section 9.18(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.
(c)    The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if immediately after giving effect to such designation, (i) the representations and warranties of the Borrower and its Restricted Subsidiaries contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct in all material respects as of such date), (ii) no Default exists and (iii) the Borrower complies with the requirements of Section 8.13(b) and Section 8.18. Any such designation shall be treated as a cash dividend in an amount equal to the lesser of the fair market value of the Borrower’s direct and indirect ownership interest in such Subsidiary or the amount of the Borrower’s cash investment previously made for purposes of the limitation on Investments under Section 9.05(g) (for the avoidance of doubt, upon the conversion of an Unrestricted Subsidiary to a Restricted Subsidiary, such cash investment previously made in such Unrestricted Subsidiary shall not be counted in determining the limitation on Investments under Section 9.05(g)). The Excluded Subsidiary may not be redesignated as a Restricted Subsidiary.

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(d)    After the date Berry becomes a Restricted Subsidiary, the Borrower shall not permit the aggregate principal amount of all Non-Recourse Debt outstanding at any one time to exceed $25,000,000.
Section 9.19    Excluded Subsidiary. The Borrower shall not permit the Excluded Subsidiary to hold any assets, incur Debt or engage in activities or operations other than:
(a)    its ownership of Equity Interests in the Borrower and the activities of a passive holding company and assets and operations incidental thereto (including the maintenance of cash and reserves for the payment of taxes, franchises, and other operational costs and expenses);
(b)    other assets not to exceed $1,000,000 in the aggregate at any time outstanding;
(c)    the issuance and sale of its Equity Interests, and repurchases thereof, and activities and assets related thereto; and
(d)    its direct or indirect ownership of Persons that will ultimately become acquired by the Borrower or a Guarantor as permitted under this Agreement; provided that such ownership does not exceed a period of 60 days.
ARTICLE X
Events of Default; Remedies
Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days.
(c)    any representation or warranty made or deemed made by or on behalf of the Borrower or any Guarantor in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made.
(d)    the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in, Section 8.01(j), Section 8.01(k), Section 8.02

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Section 8.03 (with respect to the legal existence of the Borrower or any Guarantor) or in Article IX.
(e)    the Borrower or any Guarantor shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a) to (d)) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower or any of its Restricted Subsidiaries otherwise becoming aware of such default.
(f)    the Borrower or any Guarantor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after the expiration of any applicable period of grace and/or notice and cure period).
(g)    any event or condition occurs (after the expiration of any applicable period of grace and/or notice and cure period) that (i) results in any Material Indebtedness, the Berry Senior Debt or the Debt under the Berry Revolver becoming due prior to its scheduled maturity or (ii) that enables or permits the holder or holders of any Material Indebtedness, the Berry Senior Debt, the Debt under the Berry Revolver or any trustee or agent on its or their behalf to cause any Material Indebtedness, the Berry Senior Debt or the Debt under the Berry Revolver to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Borrower or any of its Restricted Subsidiaries to make an offer in respect thereof; provided that this clause (g) shall not apply to (1) secured Debt permitted under Section 9.02(e) that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Debt, (2) voluntary redemptions or repayments of the Senior Notes (in accordance with Section 9.04(b)), the Debt under the Berry Revolver or the Berry Senior Debt as permitted hereunder or (3) any redemptions of all or a portion of the Berry Senior Debt as a result of a “Change of Control” or “Asset Dispositions” under the terms thereof.
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Guarantor or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.
(i)    the Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or

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any Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; or any member of the Borrower shall make any request or take any action for the purpose of calling a meeting of the members of the Borrower to consider a resolution to dissolve and wind-up the Borrower’s affairs.
(j)    the Borrower or any Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due.
(k)    ii) one or more judgments for the payment of money in an aggregate amount in excess of $50,000,000 (to the extent not covered by independent third-party insurance (provided by reputable and financially sound insurers as to which the insurer has not issued a notice denying coverage and is not subject to an insolvency proceeding) or (1) any one or more non monetary judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, shall be rendered by a court of competent jurisdiction against the Borrower, any Guarantor or any combination thereof and the same shall remain undischarged or unsatisfied for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Borrower or any Guarantor to enforce any such judgment.
(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by them, or cease to create a valid and perfected Lien of the priority required thereby on any material portion of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or the Borrower or any Guarantor shall so state in writing.
(m)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.
(n)    a Change in Control shall occur.
Section 10.02    Remedies.
(a)    In the case of an Event of Default other than one described in Section 10.01(h) or Section 10.01(i), at any time thereafter during the continuance of such Event of Default, the Administrative Agent, at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including,

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without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h) or Section 10.01(i), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.
(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(c)    Except as provided in Section 4.04, proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Notes, whether by acceleration or otherwise, shall be applied: first, to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second, to accrued and unpaid interest on the Loans; third, to that portion of the Indebtedness constituting fees payable to the Administrative Agent or the Lenders under the Loan Documents; fourth, pro rata (i) to the payment of unpaid principal of the Loans, (ii) to the payment of Indebtedness referred to in clause (b) of the definition thereof owing to any Secured Hedge Provider and (iii) to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; fifth, to any other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement. Notwithstanding the foregoing, amounts received from the Borrower or any Guarantor that is not a Qualified ECP Guarantor shall not be applied to satisfy amounts owing by the Borrower or any Restricted Subsidiary on any Excluded Swap Obligation.
Section 10.03    Disposition of Proceeds. The Security Instruments contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Instruments, except after the occurrence and during the continuance of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or its Restricted Subsidiaries.

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ARTICLE XI
The Administrative Agent
Section 11.01    Appointment; Powers. Each of the Lenders and each Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall have no duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
Section 11.03    Action by Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and

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powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders or the Lenders, as applicable, (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, the Syndication Agents and the Documentation Agents shall have no obligation to perform any act in respect thereof. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Majority Lenders or the Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence or willful misconduct.
Section 11.04    Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and each Issuing Bank hereby waives the right to dispute such Agent’s record of such statement, except in the case of gross negligence or willful misconduct by such Agent. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Agents may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The

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exculpatory provisions of the preceding Sections of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.
Section 11.06    Resignation of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this Section 11.06, any Agent may resign at any time by notifying the Lenders, each Issuing Bank and the Borrower and any Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and each Issuing Bank, appoint a successor Agent. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.
Section 11.07    Agents and Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Section 11.08    No Reliance.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Borrower or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Borrower or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent and no Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates)

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which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
(b)    The Lenders acknowledge that the Administrative Agent and the Arrangers are acting solely in administrative capacities with respect to the structuring and syndication of this facility and have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their administrative duties, responsibilities and liabilities specifically as set forth in the Loan Documents and in their capacity as Lenders hereunder. In structuring, arranging or syndicating this facility, each Lender acknowledges that the Administrative Agent and/or Arrangers may be agents or lenders under these Notes, other loans or other securities and waives any existing or future conflicts of interest associated with their role in such other debt instruments. If in its administration of this facility or any other debt instrument, the Administrative Agent determines (or is given written notice by any Lender) that a conflict exists, then it shall eliminate such conflict within 90 days or resign pursuant to Section 11.06 and shall have no liability for action taken or not taken, other than actions taken or not taken which represent Administrative Agent’s gross negligence or willful misconduct, while such conflict existed.
Section 11.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Borrower or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent

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and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10    Authority of Administrative Agent to Release Collateral and Liens. Each Lender, each Issuing Bank and each Secured Hedge Provider hereby authorizes the Administrative Agent to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents. Each Lender, each Issuing Bank and each Secured Hedge Provider hereby authorizes the Administrative Agent to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens, termination statements, assignments or other documents reasonably requested by the Borrower in connection with any sale or other disposition of Property to the extent such sale or other disposition is permitted by the terms of Section 9.11 or is otherwise authorized by the terms of the Loan Documents.
Section 11.11    The Arrangers and the Agents. The Arrangers, the Syndication Agents and the Documentation Agents shall have no duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their individual capacity as Lenders hereunder to the extent they are a party to this Agreement as a Lender.
ARTICLE XII
Miscellaneous
Section 12.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)	if to the Borrower or any Guarantor, to it at

Linn Energy, LLC 600 Travis Street, Suite 5100 Houston, TX 77002

Attention: Kolja Rockov Telephone: 281-840-4169 Fax: 281-840-4189 E-Mail: kr@linnenergy.com with a copy to:

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Linn Energy, LLC 600 Travis Street, Suite 5100 Houston, TX 77002

Attention: Candice Wells Telephone: 281-840-4156 Fax: 281-840-4180 E-mail: cwells@linnenergy.com

(ii)	if to the Administrative Agent, to it at

Wells Fargo Bank, National Association 1000 Louisiana Street, 9th Floor Houston, Texas 77002 Attention: Betsy Jocher (Facsimile: (713) 319-1925) Email: betsy.jocher@wellsfargo.com with a copy to the Administrative Agent at:

Wells Fargo Bank, National Association MAC D1109-019 1525 West W. T. Harris Blvd. Charlotte, NC 28262 Attention: Syndication Agency Services (Facsimile: (704) 590-3481)

(iii)    if to any other Lender, in their capacity as such, or any other Lender in its capacity as an Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.02    Waivers; Amendments.
(a)    No failure on the part of the Administrative Agent, any other Agent, any Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with

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respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    In each instance subject to Section 4.04(c)(ii), neither this Agreement nor any provision hereof nor any Security Instrument nor any other Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the written consent of the Majority Lenders; provided that no such agreement shall (i) increase the Maximum Credit Amount of any Lender without the written consent of such Lender, (ii) increase the Borrowing Base without the consent or deemed consent of each Tier I Lender, decrease or maintain the Borrowing Base without the consent of the Super-Majority Tier I Lenders, or modify in any manner Section 2.07 without the consent of each Tier I Lender, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby, (iv) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend the Termination Date or the Maturity Date without the written consent of each Lender affected thereby, (v) change Section 4.01(b), Section 4.01(c) or Section 10.02(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (vi) waive or amend Section 6.01, or Section 8.13 without the written consent of each Lender, (vii) release any Guarantor (except as set forth in the Guaranty Agreement), release all or a substantial portion of the collateral (other than as provided in Section 11.10), modify the definition of “Collateral Coverage Ratio”, reduce the percentage set forth in Section 8.13(a) to less than 80% or reduce the minimum Collateral Coverage Ratio requirement in Section 8.13(a) to less than 2.5 to 1.0, without the written consent of each Lender, (viii) modify the terms of clause (b) of the definition of “Indebtedness”, the definition of “Secured Hedge Provider”, the definition of “Secured Swap Agreement”, Section 12.14, or any of the provisions of this Section 12.02(b) without the consent of each Secured Hedge Provider adversely affected thereby, (ix) change any of the provisions of this Section 12.02(b) or the definition of “Majority Lenders” or “Super-Majority Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without

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the written consent of each Lender, (x) change the definition of “Majority Tier I Lenders”, “Super-Majority Tier I Lenders” or “Tier I Lenders” without the written consent of each Tier I Lender, (xi) amend or otherwise modify any Security Instrument in a manner that results in the obligations of the Borrower or any Restricted Subsidiary owing to any Secured Hedge Provider under any Secured Swap Agreement no longer being secured pursuant to such Security Instrument, without the written consent of such Secured Hedge Provider, or (xii) amend the definition of “Facility Amount” without the consent of all of the Tier I Lenders; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, or any Issuing Bank hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent or such Issuing Bank, as the case may be. Notwithstanding the foregoing, any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders.
Section 12.03    Expenses, Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arrangers and their Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses and, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket costs, expenses, Taxes, assessments and other charges incurred by any Agent or any Lender in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by such Issuing Bank or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by the Administrative Agent (and its Affiliates) and the Lenders (including (A) the fees, charges and disbursements of counsel to the Administrative Agent and (B) the fees, charges and disbursements of one primary counsel to the Lenders as a group (plus no more than one additional counsel in each jurisdiction that is relevant to such enforcement or protection of rights)) in connection with this Agreement or any other Loan Document or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, THE ARRANGERS, EACH ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES

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AND RELATED EXPENSES, INCLUDING THE REASONABLE AND CUSTOMARY FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN EXPENSES IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS DATED OF EVEN DATE HEREWITH, WHICH EXPENSES SHALL ONLY BE PAID BY THE BORROWER TO THE EXTENT PROVIDED IN SECTION 12.03(a)) OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE BORROWER OR ANY OF ITS RESTRICTED SUBSIDIARIES TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY ANY ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT ISSUED BY SUCH ISSUING BANK IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND ITS SUBSIDIARIES BY THE BORROWER AND ITS SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS, (viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ITS SUBSIDIARIES OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY OF ITS SUBSIDIARIES WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, (x) THE PAST OWNERSHIP BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT

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LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, (xiv) THE USE BY UNINTENDED RECEPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEM IN CONNECTION WITH THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR (xv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BROUGHT BY A THIRD PARTY, THE BORROWER OR ANY GUARANTOR, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE, AND PROVIDED FURTHER THAT THE INDEMNITY SET FORTH HEREIN SHALL NOT APPLY TO DISPUTES SOLELY BETWEEN LENDERS UNLESS SUCH DISPUTE RESULTS FROM ANY CLAIM ARISING OUT OF ANY REQUEST, ACT OR OMISSION ON THE PART OF THE BORROWER OR ANY GUARANTOR OR AGAINST ANY ARRANGER, AGENT OR ISSUING BANK IN ITS CAPACITY AS SUCH, IN EACH CASE, IN CONNECTION WITH THE LOAN DOCUMENTS. WITH RESPECT TO THE OBLIGATION TO REIMBURSE AN INDEMNITEE FOR FEES, CHARGES AND DISBURSEMENTS OF COUNSEL, EACH INDEMNITEE AGREES THAT ALL INDEMNITEES WILL AS A GROUP UTILIZE ONE PRIMARY COUNSEL (PLUS NO MORE THAN ONE ADDITIONAL COUNSEL IN EACH JURISDICTION WHERE A PROCEEDING THAT IS THE SUBJECT MATTER OF THE INDEMNITY IS LOCATED) UNLESS (1) THERE IS A CONFLICT OF INTEREST AMONG INDEMNITEES, (2) DEFENSES OR CLAIMS EXIST WITH

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RESPECT TO ONE OR MORE INDEMNITEES THAT ARE NOT AVAILABLE TO ONE OR MORE OTHER INDEMNITEES OR (3) SPECIAL COUNSEL IS REQUIRED TO BE RETAINED AND THE BORROWER CONSENTS TO SUCH RETENTION.
(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to such Agent or any Issuing Bank under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent or such Issuing Bank, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or such Issuing Bank in its capacity as such.
(d)    TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER ANY PARTY HERETO NOR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS SHALL ASSERT, AND EACH HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER SUCH PERSON, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE TRANSACTIONS, ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREOF.
(e)    All amounts due under this Section 12.03 shall be payable within ten (10) Business Days of written demand therefor attaching the relevant invoices and/or a certificate, in each case setting forth the basis for such demand in reasonable detail.
Section 12.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04 or as required under Section 5.04(b), and (iii) no Lender may assign to the Borrower, an Affiliate of the Borrower, a Defaulting Lender or an Affiliate of a Defaulting Lender all or any portion of such Lender’s rights and obligations under the Agreement or all or any portion of its Commitments or the Loans owing to it hereunder. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)    (i)    Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:
(A)    the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender or an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, is to any other assignee, provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 5 Business Days after having received notice thereof; and
(B)    the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or any Affiliate of a Lender or an Approved Fund, immediately prior to giving effect to such assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)    no assignment shall be made to a natural Person.
(iii)    Subject to Section 12.04(b)(ii) and the acceptance and recording thereof, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the

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case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, each Issuing Bank and each Lender.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this Section 12.04(b) and any written consent to such assignment required by this Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)    iv)    Any Lender may, without the consent of the Borrower the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.11. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender

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and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 5.01 or Section 5.03 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.03 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 5.03(e) as though it were a Lender.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04(d) shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower or any of the Guarantors to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05    Survival; Revival; Reinstatement.
(a)    All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied

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upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03, Section 12.03, Section 12.11 and Article XI shall survive and remain in full force and effect regardless of the consummation of the Transactions, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)    To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.06    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed

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counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitation, obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower or any of its Restricted Subsidiaries against any of and all the obligations of the Borrower or any of its Restricted Subsidiaries owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. Each Lender or its Affiliate agrees to promptly notify the Borrower and the Administrative Agent after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have.
Section 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE

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GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION), SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OF COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 12.11    Confidentiality. Each of the Agents, each Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or

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regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and their obligations, (g) with the consent of the Borrower, (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower, or (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender. For the purposes of this Section 12.11, “Information” means all information received from the Borrower or any of its Restricted Subsidiaries relating to the Borrower or any of its Restricted Subsidiaries and their businesses, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Restricted Subsidiaries; provided that, in the case of information received from the Borrower, or any of its Restricted Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and agrees that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.
All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.
Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the Transactions would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement),

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then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Loans, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Loans shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Loans is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder. The Loans are not primarily for personal, family or household use.
Section 12.13    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE

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OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 12.14    Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to each Secured Hedge Provider on a pro rata basis in respect of any obligations of the Borrower or any of its Restricted Subsidiaries owed to such Secured Hedge Provider under any Secured Swap Agreement. Except as set forth in Sections 12.02(b)(viii) and (xi), no Secured Hedge Provider shall have any voting rights under any Loan Document as a result of the existence of obligations owed to it under any Secured Swap Agreement.
Section 12.15    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Borrower, any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries.
Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
Section 12.17    No Fiduciary Duty. Each Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower and the Guarantors, their respective stockholders and/or their affiliates. The Borrower agrees that nothing in the Loan Documents and nothing in connection with the transactions related thereto will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower and any Guarantor, its stockholders or its affiliates, on the other. The Borrower acknowledges and agrees that (a) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower on the

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other, and (b) in connection therewith and with the process leading thereto, (i) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower or any Guarantor, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower or any Guarantor, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower or any Guarantor except the obligations expressly set forth in the Loan Documents and (ii) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower or any Guarantor, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower or any Guarantor, in connection with such transaction or the process leading thereto.
Section 12.18    Flood Insurance Provisions. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Loan Document. As used herein, “Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time and (d) the Flood Insurance Reform Act of 2004 and any regulations promulgated thereunder.
Section 12.19    Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Credit Agreement be amended and restated in its entirety pursuant hereto so as to preserve and continue the perfection and priority of all Liens securing Indebtedness under the Existing Credit Agreement and that all Indebtedness of the Borrower and the Guarantors hereunder shall be secured by the Liens evidenced under the Loan Documents and that this Agreement does not constitute a novation or termination of the Indebtedness existing under the Existing Credit Agreement. In addition, unless specifically amended hereby, each of the Loan Documents shall continue in full force and effect and that, from and after the Effective Date, all references to the “Credit Agreement” contained therein shall be deemed to refer to this Agreement.

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BORROWER:	LINN ENERGY, LLC

	By:	/s/ Kolja Rockov
Kolja Rockov, Executive Vice President and Chief Financial Officer

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LENDERS:	WELLS FARGO BANK, N.A., as Administrative Agent and a Lender

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

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ROYAL BANK OF CANADA, as Syndication Agent and a Lender

By:	/s/ Don J. McKinnerney
Name:	Don J. McKinnerney
Title:	Authorized Signatory

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BARCLAYS BANK PLC, as Documentation Agent and a Lender

By:	/s/ Vanessa A. Kurbatskiy
Name:	Vanessa A. Kurbatskiy
Title:	Vice President

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CITIBANK, NA, as Documentation Agent and a Lender

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

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CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Documentation Agent and a Lender

By:	/s/ David Gurghigian
Name:	David Gurghigian
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Managing Director

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GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

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THE ROYAL BANK OF SCOTLAND plc, as Documentation Agent and a Lender

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Director

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UBS AG, STAMFORD BRANCH, as a Lender

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

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CREDIT SUISSE, AG CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

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BANK OF MONTREAL, as a Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Director

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CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as a Lender

By:	/s/ Trudy W. Nelson
Name:	Trudy W. Nelson
Title:	Managing Director

By:	/s/ Richard Antl
Name:	Richard Antl
Title:	Director

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THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Terry Donovan
Name:	Terry Donovan
Title:	Managing Director

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UNION BANK, N.A., as a Lender

By:	/s/ Brian Caddell
Name:	Brian Caddell
Title:	Vice President

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Joseph Scott
Name:	Joseph Scott
Title:	Director

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CAPITAL ONE, N.A., as a Lender

By:	/s/ Matthew L. Molero
Name:	Matthew L. Molero
Title:	Vice President

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COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Erin Morrissey
Name:	Erin Morrissey
Title:	Director

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DNB BANK ASA, GRAND CAYMAN BRANCH, as a Lender

By:	/s/ Philip F. Kurpiewski
Name:	Philip F. Kurpiewski
Title:	Senior Vice President

By:	/s/ Henrik Asland
Name:	Henrik Asland
Title:	Senior Vice President

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ING CAPITAL LLC, as a Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Director

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JPMORGAN CHASE BANK, NA as a Lender

By:	/s/ Michael A. Kamauf
Name:	Michael A. Kamauf
Title:	Authorized Officer

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SOCIETE GENERALE, as a Lender

By:	/s/ David M. Bornstein
Name:	David M. Bornstein
Title:	Director

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SUNTRUST BANK, as a Lender

By:	/s/ Mark Ames
Name:	Mark Ames
Title:	Managing Director

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jonathan H. Lee
Name:	Jonathan H. Lee
Title:	Vice President

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ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Vice President

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BNP PARIBAS, as a Lender

By:	/s/ Sally Haswell
Name:	Sally Haswell
Title:	Managing Director

By:	/s/ Vincent Trapet
Name:	Vincent Trapet
Title:	Director

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COMERICA BANK, as a Lender

By:	/s/ Justin Crawford
Name:	Justin Crawford
Title:	Senior Vice President

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NATIXIS, as a Lender

By:	/s/ Louis P. Laville, III
Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Stuart Murray
Name:	Stuart Murray
Title:	Managing Director

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SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

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BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ James Giordano
Name:	James Giordano
Title:	Vice President

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FIFTH THIRD BANK, as a Lender

By:	/s/ Megan Larson
Name:	Megan Larson
Title:	Officer

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TORONTO DOMINION (NEW YORK) LLC, as a Lender

By:	/s/ Marie Fernandes
Name:	Marie Fernandes
Title:	Authorized Signatory

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KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Chulley Bogle
Name:	Chulley Bogle
Title:	Vice President

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MIZUHO CORPORATE BANK, as a Lender

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Authorized Signatory

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AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ William B. Robinson
Name:	William B. Robinson
Title:	Vice President

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WHITNEY BANK, as a Lender

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Senior Vice President

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ASSOCIATED BANK, N.A., as a Lender

By:	/s/ Farhan Iqbal
Name:	Farhan Iqbal
Title:	Vice President

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THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Margaret Niebraun
Name:	Margaret Niebraun
Title:	Vice President

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BP ENERGY COMPANY, as a Lender

By:	/s/ Ryan S. McGeachle
Name:	Ryan S. McGeachle
Title:	Managing Director US Consumers and Power

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CARGILL, INCORPORATED, as a Lender

By:	/s/ David M. Leavenworth
Name:	David M. Leavenworth
Title:	AVP Cargill Petroleum

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MACQUARIE BANK LIMITED, as a Lender

By:	/s/ Stephen Bower
Name:	Stephen Bower
Title:	Associate Director

By:	/s/ Byron den Hertog
Name:	Byron den Hertog
Title:	Division Director

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MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

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